SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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THE PROCTER & GAMBLE COMPANY

Notice of Annual Meeting

and

Proxy Statement

Procter & Gamble Hall

at the Aronoff Center for the Arts

Annual Meeting of Shareholders

October 14, 2003

Fellow Procter & Gamble Shareholders:
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement
Voting Information
Election of Directors
Committees of the Board
Additional Information Concerning the Board of Directors
Report of the Compensation Committee of the Board of Directors on Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option/Stock Appreciation Right (SAR) Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Retirement Benefits
Comparison of Five-year Cumulative Total Return
Security Ownership of Management and Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
Transactions with Executive Officers, Directors and Others
Report of the Audit Committee
Proposal to Ratify Appointment of Independent Auditors
Proposal to Adopt The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan
Shareholder Proposals
2004 Annual Meeting Date
Other Matters
Appendix A — The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan
Appendix B — Corporate Governance Guidelines
Appendix C — Audit Committee Charter
Appendix D — Compensation Committee Charter
Appendix E — Executive Committee Charter
Appendix F — Finance Committee Charter
Appendix G — Governance & Nominating Committee Charter
Appendix H — Innovation & Technology Committee Charter
Appendix I — Public Policy Committee Charter
Appendix J — Committee Charters Appendix
Appendix K — Guidelines of The Procter & Gamble Company Audit Committee for Pre-Approval of Independent Auditor Services

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

August 29, 2003

Fellow Procter & Gamble Shareholders:

      It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, October 14, 2003.

      The meeting will start at 12:00 noon, Eastern Daylight Time, at the Procter & Gamble Hall at the Aronoff Center for the Arts, 650 Walnut Street, in Cincinnati.

      I appreciate your continued confidence in the Company and look forward to seeing you on October 14.

Sincerely,

A. G. LAFLEY
Chairman of the Board, President and Chief Executive

THE PROCTER & GAMBLE COMPANY

P.O. Box 599
Cincinnati, Ohio 45201-0599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 29, 2003

Date: Tuesday, October 14, 2003

Time: 12:00 noon, Eastern Daylight Time

Place:	Procter & Gamble Hall at the Aronoff Center for the Arts 650 Walnut Street, Cincinnati, Ohio

Purposes of the meeting:

•	To review the minutes of the 2002 annual meeting of shareholders;
•	To receive reports of officers;
•	To elect five members of the Board of Directors;
•	To vote on a proposal to ratify the appointment of the independent auditors;
•	To vote on a proposal to adopt The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan;
•	To vote on two shareholder proposals; and
•	To consider any other appropriate matters brought before the meeting.

Who may attend the meeting:

      Only shareholders, persons holding proxies from shareholders, and representatives of the media and financial community may attend the meeting.

      Shareholders attending the meeting who are hearing-impaired should identify themselves during registration so they can sit in a special section where an interpreter will be available.

What to bring:

      If your shares are registered in your name, you should bring the enclosed admission ticket to the meeting.

      If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms that you are the beneficial owner of those shares.

Webcast of the Annual Meeting:

      If you are not able to attend the meeting in person, you may listen to a live audiocast of the meeting on the Internet by visiting http://www.pg.com/investors at 12:00 noon Eastern Daylight Time on October 14, 2003.

Record Date:

      August 1, 2003 is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and
•	vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

      We have mailed a copy of the annual report for the fiscal year that ended June 30, 2003 to each shareholder of record as of August 1, 2003 (except that only one annual report was mailed to certain shareholders who share an address unless we have received contrary instructions from one or more of the shareholders). The annual report is not part of the proxy solicitation materials.

Householding Information:

      We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. If you are still receiving multiple copies of our annual report or proxy statement at a single address and wish to receive a single copy, please contact us at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company, Shareholder Services, P.O. Box 5572, Cincinnati, OH 45201-5572.

      Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect the mailing of dividend checks.

      If you participate in householding and wish to receive a separate copy of the 2003 annual report or proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future materials, please call us toll-free at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company, Shareholder Services, P.O. Box 5572, Cincinnati, OH 45201-5572. We will respond promptly to such requests.

      Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

      Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by using the proxy card that is enclosed. Please see your proxy card for specific instructions on how to vote.

      Our proxy tabulator, Automatic Data Processing, must receive any proxy that will not be delivered in person to the annual meeting by 9:00 a.m., Eastern Daylight Time on Tuesday, October 14, 2003.

By order of the Board of Directors,

SHARON E. ABRAMS
Secretary

Voting Information	2
Election of Directors	4
Committees of the Board	8
Additional Information Concerning the Board of Directors	9
Report of the Compensation Committee of the Board of Directors on Executive Compensation	10
Summary Compensation Table	14
Option Grants in Last Fiscal Year	16
Aggregated Option/ Stock Appreciation Right (SAR) Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values	17
Retirement Benefits	18
Comparison of Five-year Cumulative Total Return	19
Security Ownership of Management and Certain Beneficial Owners	20
Section 16(a) Beneficial Ownership Reporting Compliance	25
Transactions with Executive Officers, Directors and Others	25
Report of the Audit Committee	25
Proposal to Ratify Appointment of Independent Auditors	27
Proposal to Adopt The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan	28
Shareholder Proposals	28
2004 Annual Meeting Date	31
Other Matters	31
Appendix A — The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan	A-1
Appendix B — Corporate Governance Guidelines	B-1
Appendix C — Audit Committee Charter	C-1
Appendix D — Compensation Committee Charter	D-1
Appendix E — Executive Committee Charter	E-1
Appendix F — Finance Committee Charter	F-1
Appendix G — Governance & Nominating Committee Charter	G-1
Appendix H — Innovation & Technology Committee Charter	H-1
Appendix I — Public Policy Committee Charter	I-1
Appendix J — Committee Charters Appendix	J-1
Appendix K — Guidelines of The Procter & Gamble Company Audit Committee for Pre-Approval of Independent Auditor Services	K-1

Proxy Statement

      This proxy statement and the accompanying proxy card are being mailed to Procter & Gamble shareholders beginning August 29, 2003. We are soliciting your proxy to vote your shares at the 2003 annual meeting of shareholders. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In the following pages of this proxy statement, you will find information on these matters. This information is provided to assist you in voting your shares.

Voting Information

Who can vote?

      You can vote if, as of the close of business on Friday, August 1, 2003, you were a shareholder of record of Procter & Gamble’s

•	Common Stock;

•	Series A ESOP Convertible Class A Preferred Stock; or

•	Series B ESOP Convertible Class A Preferred Stock.

      Each share of Procter & Gamble stock gets one vote. On August 1, 2003, there were issued and outstanding

•	1,296,534,944 shares of Common Stock;

•	47,854,206 shares of Series A ESOP Convertible Class A Preferred Stock; and

•	35,683,448 shares of Series B ESOP Convertible Class A Preferred Stock.

      For The Procter & Gamble Shareholder Investment Program participants:

      If you are a participant in The Procter & Gamble Shareholder Investment Program (SIP), through an arrangement with the SIP Custodian, you can vote shares of Common Stock held for your account.

      For The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan participants:

      If you are a participant in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, you can instruct the Trustees of that Trust how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the Trustees will vote them in proportion to those shares for which they have received voting instructions. Likewise, the Trustees will vote shares that have not been allocated to any account in the same manner.

How do I vote by proxy?

      Most shareholders can vote by proxy in three ways:

•	By Internet — You can vote by Internet by following the instructions on your proxy card;

•	By Telephone — In the United States and Canada you can vote by telephone by following the instructions on your proxy card; or

•	By Mail — You can vote by mail by using the enclosed proxy card.

      Please see your proxy card or the information your bank, broker, or other holder of record provided you for more information on these options.

      If you vote by proxy, your shares will be voted in the manner you indicate at the annual meeting. If you sign your proxy card but don’t specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Can I change my vote after I return my proxy card?

      Yes. You can change or revoke your proxy by Internet, telephone, or mail at any time before the annual meeting.

Can I vote in person at the annual meeting instead of voting by proxy?

      Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

Voting Procedures

      Election of Directors – The five candidates receiving the most votes will be elected as members of the Board of Directors.

      Proposals – The affirmative vote of a majority of shares participating in the voting on each proposal is required for adoption. Abstentions and “broker non-votes” will not be counted as participating in the voting, and will therefore have no effect.

Who pays for this proxy solicitation?

      We do. We have hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $16,000 plus reasonable expenses. In addition, Georgeson and Procter & Gamble’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, telegraph, or through online methods. We will reimburse their expenses for doing this.

      We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Procter & Gamble stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Election of Directors

      The Board of Directors is divided into three classes. The classes are as equal in number as is possible depending on the total number of Directors at any time. Each Director serves for a term of three years. The classes are arranged so that the terms of the Directors in each class expire at successive annual meetings. This means that the shareholders elect approximately one-third of the members of the Board of Directors annually.

      The terms of Norman R. Augustine, A. G. Lafley, Johnathan A. Rodgers, John F. Smith, Jr., and Margaret C. Whitman will expire at the 2003 annual meeting. The Board intends to nominate each of these individuals for new terms that will expire at the 2006 annual meeting. Richard J. Ferris and Marina v. N. Whitman, whose terms also expire at the 2003 annual meeting, have advised the Board of their intentions to retire, and are, therefore, not standing for re-election.

      We don’t know of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, the persons named in the proxy will vote for the substitute nominee that the Board recommends.

      The Board of Directors recommends a vote FOR Norman R. Augustine, A. G. Lafley, Johnathan A. Rodgers, John F. Smith, Jr., and Margaret C. Whitman as Directors to hold office until the 2006 annual meeting of shareholders and until their successors are elected.

Nominees for Election as Directors with Terms Expiring in 2006

Norman R. Augustine Director since 1989
Mr. Augustine is retired Chairman and Chief Executive Officer of Lockheed Martin Corporation and Chairman of the Executive Committee of Lockheed Martin (aerospace, electronics, telecommunications and information management). He is also a Director of Lockheed Martin Corporation, Black and Decker Corporation and ConocoPhillips. Age 68.
Chairman of the Compensation Committee and member of the Executive and Innovation & Technology Committees.

A. G. Lafley Director since 2000
Mr. Lafley is Chairman of the Board, President and Chief Executive. He is also a Director of General Electric Company and General Motors Corporation. Age 56.
Chairman of the Executive Committee.

Johnathan A. Rodgers Director since 2001
Mr. Rodgers is President and Chief Executive Officer of TV One (media and communications). Age 57.
Member of the Innovation & Technology and Public Policy Committees.

John F. Smith, Jr. Director since 1995
Mr. Smith is retired Chairman of the Board and CEO of General Motors Corporation (automobile and related businesses). He is also a Director of Delta Air Lines, Inc. and Swiss Re Group. Age 65.
Chairman of the Audit Committee and member of the Governance & Nominating and Public Policy Committees.

Margaret C. Whitman Director since 2003
Ms. Whitman is President and Chief Executive Officer of eBay Inc. (a global online marketplace for the sale of goods and services). Ms. Whitman was elected to the Procter & Gamble Board on January 1, 2003 to fill a vacant position. She is also a Director of eBay Inc. Age 47.
Member of the Compensation and Governance & Nominating Committees.

      All of the nominees for election as Directors with terms expiring in 2006, except Mr. Rodgers, have been executive officers of their respective employers, and/or retired from such positions, for more than the past five years. Prior to his appointment as President and Chief Executive Officer of TV One, Mr. Rodgers was President of Discovery Networks, U.S. from 1996 until 2002.

      Each of the Directors with terms expiring in 2006 was elected a Director by the shareholders at the annual meeting in 2000 except Mr. Rodgers who was elected a Director on July 10, 2001 and Ms. Whitman who was elected a Director on January 1, 2003.

Incumbent Directors with Terms Expiring in 2004

R. Kerry Clark Director since 2002 Mr. Clark is Vice Chairman of the Board and President-Global Market Development and Business Operations. Age 51.

Joseph T. Gorman Director since 1993
Mr. Gorman is retired Chairman and Chief Executive Officer of TRW Inc. (automotive, aerospace and information systems) and Chairman and Chief Executive Officer of Moxahela Enterprises LLC (venture capital). He is also a Director of Alcoa Inc., National City Corporation and Imperial Chemical Industries plc. Age 65.
Member of the Compensation, Executive and Finance Committees.

Lynn M. Martin Director since 1994
Ms. Martin is a Former Professor at the J. L. Kellogg Graduate School of Management, Northwestern University and Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP. She is also a Director of SBC Communications, Inc., Ryder System, Inc. and Dreyfus Funds. Ms. Martin will be joining the Constellation Energy Group Board in October, 2003. Age 63.
Member of the Finance and Public Policy Committees.

Ralph Snyderman, M.D. Director since 1995
Dr. Snyderman is Chancellor for Health Affairs and Executive Dean of the School of Medicine at Duke University and President/CEO of Duke University Health System. He is also a Director of Cardiome Pharma Corporation. Age 63.
Chairman of the Innovation & Technology Committee.

Robert D. Storey Director since 1988
Mr. Storey is a partner in the law firm of Thompson Hine, L.L.P., Cleveland, Ohio. He is also a Director of Verizon Communications. Age 67.
Chairman of the Public Policy Committee and member of the Finance Committee.

      All of the Directors with terms expiring in 2004, except Ms. Martin and Mr. Storey, have been executive officers of their respective employers, and/or retired from such positions, for more than the past five years. Ms. Martin was a Professor at Northwestern University since 1993. Mr. Storey has been a partner in the law firm of Thompson Hine, L.L.P. since January 1, 1993.

      Each of the Directors with terms expiring in 2004 was elected a Director by the shareholders at the annual meeting in 2001 except Mr. Clark who was elected a Director on April 8, 2002.

Directors with Terms Expiring in 2005

Bruce L. Byrnes Director since 2002 Mr. Byrnes is Vice Chairman of the Board and President-Global Beauty and Feminine Care and Global Health Care. He is also a Director of Cincinnati Bell Inc. Age 55.

Scott D. Cook Director since 2000
Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services firm). He is also a Director of Intuit Inc. and eBay Inc. Age 51.
Member of the Compensation and Innovation & Technology Committees.

Domenico DeSole Director since 2001
Mr. DeSole is the President and Chief Executive Officer and Chairman of the Management Board of Gucci Group N.V. (a multibrand luxury goods company). He is also a Director of Bausch & Lomb. Age 59.
Member of the Audit and Governance & Nominating Committees.

Charles R. Lee Director since 1994
Mr. Lee is Chairman of the Board of Directors of Verizon Communications (telecommunication services). He is also a Director of Verizon Communications, Marathon Oil Corporation, United Technologies Corporation and US Steel Corporation. Age 63.
Member of the Audit, Compensation and Governance & Nominating Committees.

W. James McNerney, Jr. Director since 2003
Mr. McNerney is Chairman of the Board and Chief Executive Officer of 3M Company (diversified technology). Mr. McNerney was elected to the Procter & Gamble Board on May 1, 2003 to fill a vacant position. He is also a Director of 3M Company and The Boeing Company. Age 53.
Member of the Audit and Governance & Nominating Committees.

Ernesto Zedillo Director since 2001
Dr. Zedillo is the Former President of Mexico and Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He is also a Director of Alcoa Inc. and Union Pacific Corporation. Age 51.
Member of the Finance and Public Policy Committees.

      All of the Directors with terms expiring in 2005, except Mr. McNerney and Dr. Zedillo, have been executive officers of their respective employers for more than the past five years. Prior to his election as Chairman of the Board and Chief Executive Officer of 3M effective January 1, 2001, Mr. McNerney was President and Chief

Executive Officer of G. E. Aircraft Engines from 1997 until 2000. Dr. Zedillo was President of Mexico from 1994 until 2000.

      Each of the Directors with terms expiring in 2005 was elected a Director by the shareholders in 2002 except Mr. McNerney who was elected a Director on May 1, 2003.

Committees of the Board

      The Board of Directors has seven Committees.

      The Executive Committee did not meet during the fiscal year ended June 30, 2003. This Committee has the authority to manage Procter & Gamble’s business and affairs between meetings of the Board of Directors. The Executive Committee’s Charter is attached as Appendix E.

      The Audit Committee met eight times during the fiscal year ended June 30, 2003 with representatives of Deloitte & Touche LLP, our independent auditors, and financial management to review accounting, control, auditing and financial reporting matters. The Audit Committee has the responsibilities set forth in its Charter with respect to the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and preparing the annual Audit Committee Report to be included in the Company’s proxy statement. The Audit Committee’s Charter is attached as Appendix C.

      The Compensation Committee met five times during the fiscal year ended June 30, 2003. The Compensation Committee has the responsibilities set forth in its Charter with respect to overseeing overall Company compensation policies and their specific application to principal officers elected by the Board and to members of the Board; and preparing an annual report on executive compensation for inclusion in the Company’s proxy statement. The Compensation Committee’s Charter is attached as Appendix D.

      The Finance Committee met three times during the fiscal year ended June 30, 2003. The Finance Committee has the responsibilities set forth in its Charter with respect to overseeing financial matters of importance to the Company. (Topics considered by this Committee include the Company’s annual financing plans, global financing principles and objectives, financial strategies and capital structures, funding and oversight of the Company’s pension and benefit plans, the Company’s insurance program, the financial implications of major investments, restructurings, joint ventures, acquisitions and divestitures, and the impact of various finance activities on debt ratings.) The Finance Committee’s Charter is attached as Appendix F.

      The Governance & Nominating Committee (formerly the Board Organization & Nominating Committee) met four times during the fiscal year ended June 30, 2003. The Governance & Nominating Committee has the responsibilities set forth in its Charter with respect to identifying individuals qualified to become members of the Board; recommending to the Board when new members should be added to the Board; recommending to the Board individuals to fill vacant Board positions; recommending to the Board the director nominees for the next annual meeting of shareholders; periodically developing and recommending to the Board updates to the Company’s corporate governance guidelines; assisting the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines, Worldwide Business Conduct Manual and other issues related to Company and employee governance and ethics; and evaluation of the Board and its members. The Governance & Nominating Committee’s Charter is attached as Appendix G.

      Shareholders who wish to communicate with this Committee concerning potential Director candidates may do so by corresponding with the Secretary of the Company. These communications should include the name and biographical data of the individual who is the subject of the communication.

      The Innovation & Technology Committee met twice during the fiscal year ended June 30, 2003. The Innovation & Technology Committee has the responsibilities set forth in its Charter with respect to overseeing and providing counsel on matters of innovation and technology. (Topics considered by this Committee include the Company’s approach to technical and commercial innovation, the innovation and technology acquisition process, and tracking systems important to successful innovation.) The Innovation & Technology Committee’s Charter is attached as Appendix H.

      The Public Policy Committee met twice during the fiscal year ended June 30, 2003. The Public Policy Committee has the responsibilities set forth in its Charter with respect to overseeing matters of importance to the Company and its stakeholders, including employees, consumers, customers, suppliers, shareholders, governments, local communities and the general public. (Topics considered by this Committee include organization diversity, sustainable development, community and government relations, product quality and quality assurance systems and corporate reputation.) The Public Policy Committee’s Charter is attached as Appendix I.

Additional Information Concerning the Board of Directors

      During the fiscal year ended June 30, 2003, the Board of Directors held ten meetings and Committees of the Board held a total of 24 meetings. Average attendance at these meetings by nominees and incumbents serving as Directors during the past year was in excess of 88%. Mr. De Sole was only able to attend 72.7% due to prior commitments. Margaret C. Whitman was only able to attend 44.4% of the meetings due to the fact that she was elected a Director only in January and had unanticipated circumstances that conflicted with her attendance.

      The Board of Directors has adopted Corporate Governance Guidelines to set forth its agreements concerning overall governance practices. These Corporate Governance Guidelines are attached as Appendix B.

      Directors who are Procter & Gamble employees do not receive Directors’ fees. Stock awards made to non-employee Directors are made under The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan, as amended September 10, 2002. All stock awards under the plan are made in shares of Procter & Gamble Common Stock. During the fiscal year ended June 30, 2003, Directors who were not employees received the following compensation:

•	an annual retainer fee of $60,000 paid in quarterly increments, which the Directors may elect to receive as Common Stock;

•	a grant of restricted stock on January 2, 2003 with a value of approximately $45,000 on the date of grant (this stock cannot be sold by any Director until service on the Board ends); and

•	a stock option granted on September 13, 2002 with a term of ten years to purchase 1,442 shares of Common Stock at an exercise price of $91.33, the fair market value of the Common Stock on the date of grant.

      The proxy includes for approval The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan which will become effective on January 1, 2004 pending shareholder approval. This will replace the 1993 Plan which terminates on December 31, 2003. The new plan provides for the award of stock, restricted stock, restricted stock units and stock options.

      Directors who are not employees also receive insurance coverage in the amount of $750,000, payable in the event of accidental death or disability occurring while traveling on Procter & Gamble business. Expenses for Company-related business travel are either paid or reimbursed by the Company.

      This year, the Compensation Committee adopted share ownership guidelines for non-employee Directors. Non-employee Directors must own Procter & Gamble stock worth six times their annual cash retainer. Except for the five most recently-elected Directors, we anticipate all Directors will reach this goal by July 2004.

      If a non-employee Director elects to defer cash fees under The Procter & Gamble Deferred Compensation Plan for Directors, such fees payable to the Director are credited to the Director’s account but not funded. Interest is credited to the account at the end of each month at the prime rate then in effect at Morgan Guaranty Trust Company of New York. This type of deferred compensation account is payable either upon the retirement of the Director or after a term of years after retirement specified by the Director.

      The Board of Directors has a Charitable Gifts Program which is funded by life insurance on the lives of the non-employee members of the Board of Directors and the Chief Executive. Effective July 1, 2003, the program was discontinued for any new Board members (including the Chief Executive); however, current participants will retain the coverage. Directors receive no financial benefit from the program because the Company receives all insurance proceeds and charitable deductions. Under this program, the Company makes charitable contributions of up to a total of $1 million following the death of a participant. These contributions are divided among up to five charitable organizations that the participant selects. The following current and retired Directors are participants or eligible to participate in this program: David M. Abshire, Edwin L. Artzt, Norman R. Augustine, Donald R. Beall, Theodore F. Brophy, Richard B. Cheney, Scott D. Cook, Domenico DeSole, Richard J. Ferris, Joseph T. Gorman, Robert A. Hanson, Durk I. Jager, A. G. Lafley, Joshua Lederberg, Charles R. Lee, Lynn M. Martin, W. James McNerney, Jr., John E. Pepper, David M. Roderick, Johnathan A. Rodgers, John G. Smale, John F. Smith, Jr., Ralph Snyderman, Robert D. Storey, Margaret C. Whitman, Marina v.N. Whitman and Ernesto Zedillo.

Report of the Compensation Committee of the

Board of Directors on Executive Compensation

Overview

      The Compensation Committee of the Board of Directors (the “Committee”) consists entirely of independent, non-employee Directors. The Committee establishes and regularly reviews executive compensation levels and policies, and authorizes short- and long-term awards to executives in the form of cash or stock. All such awards are made within the authority of the Additional Remuneration Plan, which dates back to 1949, and The Procter & Gamble 2001 Stock and Incentive Compensation Plan (“the 2001 Stock Plan”), which was approved by shareholders on October 9, 2001.

      Compensation for executives is based on the principles that compensation must (a) be competitive with other quality companies in order to help attract, motivate and retain the talent needed to lead and grow Procter & Gamble’s business; (b) be based on performance of the individual and performance of the business; (c) provide a strong incentive for key managers to achieve the Company’s goals; and (d) make prudent use of the Company’s resources. Procter & Gamble has an enviable record of recruiting, retaining and developing its executive talent from within – an achievement few other corporations have matched.

      Executive compensation is based on performance against a combination of financial and non-financial measures including business results and developing organizational capacity. In addition, executives are expected to uphold the fundamental principles embodied in the Company’s Statement of Purpose, Values and Principles plus the Sustainability Report and the Environmental Quality Policy. These include a commitment to integrity, maximizing the development of each individual, developing a diverse organization, and continually improving the environmental quality of the Company’s products and operations. In upholding these objectives, executives not only contribute to their own success, but also help ensure that the Company’s business, employees, shareholders and the communities in which we live and work will prosper.

Elements of Executive Compensation

      It is the Company’s long-standing policy that variable, at-risk compensation, both annual and long-term, should make up a significant portion of executive compensation. For senior business executives, a substantial portion of compensation is comprised of variable, at-risk elements with the majority based on the long-term success of the Company. When the incentive plans pay awards at target, the executive compensation levels will equal the middle compensation range for a comparative group of companies. This group includes leading consumer products companies and other corporations of size and reputation comparable to Procter & Gamble and companies with which Procter & Gamble must compete in hiring and retaining employees. In order to assure its continued relevance, the composition of this group is updated periodically by the Compensation Committee. A number, but not all, of these companies are included in the composite group index shown on the performance graph.

      The Committee believes the compensation levels of the Company’s executive officers are competitive and in line with those of comparable companies. This conclusion is derived in part from consultations and surveys by independent outside compensation consultants retained by the Compensation Committee, with whom the Committee meets at least annually.

Annual Compensation

      Annual compensation consists of base salary and the Short-Term Achievement Reward (“STAR”).

      Salary ranges are established based on a careful examination of survey data, from a comparative group of companies, gathered by a leading consulting firm specializing in executive compensation. Salary ranges are targeted to be in the middle of this select group of companies. Within the established ranges, the Committee approves changes in amounts of base salary considering the executive’s performance evaluation and time in position.

      STAR is the Company’s annual incentive program. Under this program, awards are based on a combination of two factors: (1) the Company’s overall results; and (2) each specific business unit’s results. The Company factor is derived from two metrics: total shareholder return relative to a competitive peer group and core earnings per share growth relative to a pre-established target. The individual business unit factors are determined by a retrospective assessment of each business unit’s performance. This assessment takes into account a number of factors including profit, sales, operating cash flow, market share and performance relative to competitors. Senior management and the Committee believe that differences in performance should result in significantly different levels of annual compensation.

Long-Term Incentives

      Long-term incentives consist of stock options and a long-term performance program. Both types of awards serve to focus executives’ attention on the longer-term performance of the Company. When these incentive plans pay awards at target, the long-term portion of executive compensation will equal the middle range for long-term compensation at the comparative group of companies.

      Stock options under the shareholder-approved 2001 Stock Plan are awarded only to employees who have demonstrated a capacity for contributing in a substantial way to the success of the Company. As part of an appropriate mix of compensation elements, stock options encourage these managers to act as owners of the business, which helps to further align their interests with the shareholders’ interests. The Company makes stock option grants at no less than 100% of the market price on the date of grant and the options cannot be repriced to a price that is below the market price on the date of grant (unless it is in conjunction with a restructuring). Stock appreciation rights (SARs) are generally granted instead of options in countries where the holding of foreign stock is restricted. Under the 2001 Stock Plan and current provisions set by the Compensation Committee, stock option grants and SARs are fully exercisable after three years and have a maximum term of ten years. The target number of shares to be awarded to an individual is based on the individual’s total short-term compensation and the corresponding competitive grant values of the comparator group of companies. This target amount can be adjusted by as much as plus or minus 50% based on the individual’s performance. The number of option shares currently held by each executive is not considered in determining awards. Generally, stock options are exercisable only by the employee and cannot be transferred except in case of death.

      The Business Growth Program (“BGP”) is a three-year performance program covering July 1, 2001 through June 30, 2004. Approximately 35 senior executive officers are included in this program and each is assigned a dollar target amount (“Target Award”) for the three-year performance period. Payments pursuant to BGP are determined based on the Company’s performance on two measures – operating total shareholder return and core earnings per share growth. At the end of the performance period, the actual award a participant would be eligible to receive (less any progress awards) may be larger or smaller than the Target Award (or no award at all) depending on the Company’s performance. Progress awards equal to 20% of the anticipated award may be paid at the end of the first and second year if interim goals are achieved at or above the target level. Awards may be paid in the form of cash, three-year restricted stock, retirement restricted stock or restricted stock units. Additional information concerning BGP is contained in the table entitled “Long-Term Incentive Plans — Awards for the 3-Year Period Covering Fiscal Years 2001-02 through 2003-04” on page 17.

Share Ownership Program

      The Board believes the interests of the Company and its employees are closely coupled. One of the ways this is demonstrated is through share ownership. To support the Company’s desire to increase management’s share ownership, approximately 35 senior executive officers are expected to achieve and retain a multiple of their base salary in shares of Procter & Gamble stock. This year the Committee increased the Chief Executive’s multiple from five times to six times base salary. The multiple for other senior officers is three times base salary. All officers subject to the program are either in compliance or have plans in place to achieve compliance within the time frame prescribed in the stock ownership Program.

      The Committee also implemented a mandatory holding period for stock option gains. Starting on January 1, 2004, the Chief Executive, the Vice Chairmen of the Board and the Chief Financial Officer must hold for at least one year the net shares, after expenses and taxes, from stock option exercises.

Limitation of Deductions

      Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the Company’s named executive officers to $1,000,000 per year, but contains an exception for certain performance-based compensation. For fiscal year 2002-03, grants of retirement restricted stock, restricted stock units and stock options and payments pursuant to the BGP under the 2001 Stock Plan satisfy the requirements for deductible compensation. While the Committee’s general policy is to preserve the deductibility of most compensation paid to the Company’s named executives, the Committee authorizes payments that may not be deductible if it believes they are in the best interests of the Company and its shareholders.

Compensation of the Chief Executive

      The compensation of A. G. Lafley, Chief Executive, was determined in accordance with the compensation principles and plans discussed in this report and the Compensation Committee’s charter. In setting the compensation for the Chief Executive, the Committee received an analysis prepared by the outside compensation consultant retained by the Committee. This analysis covered the compensation of CEOs in a comparator group of companies. The analysis reviewed the compensation paid to other CEOs including salary, annual and long-term incentive awards. The analysis also reviewed the financial performance and total shareholder return of each Company. The elements of Mr. Lafley’s compensation and the performance basis for his compensation were determined by the Committee acting in executive session without the presence of any Company employee and are discussed below.

Fiscal Year 2002-03 Performance

      The Company continues to perform well under A. G. Lafley’s leadership. Unit volume, net sales, earnings and cash flow all reached record levels in 2002-03 with the net sales growth rate at the high end of the Company’s on-going target.

      The Company’s progress is driven by both an improved cost structure and strengthened market positions. Strong and growing market shares have contributed to increased top and bottom line growth.

      These improved results have been recognized by the investment community, as the Company once again met its objective of ranking in the top third of a peer group on total shareholder return.

Base Salary

      The Committee approved a base salary for Mr. Lafley of $1,700,000 effective July 1, 2003. This is an increase of $100,000. In determining the amount of the increase the Committee took into account Mr. Lafley’s performance, time in position and the base salary paid to Chief Executive Officers in the Company’s compensation comparator companies. With this increase, Mr. Lafley’s salary is at the midpoint of the salary range for such CEOs.

Annual Incentive Compensation

      Under the Company’s STAR program, Mr. Lafley’s target award is 100% of his June 2003 base salary of $1,600,000. The STAR program allows for a maximum award of 217% of the target award. On June 10, 2003 the Committee approved a STAR award for Mr. Lafley in the amount of $3,000,000 which was 188% of his target award. The Committee used its discretion to determine Mr. Lafley’s STAR award, taking into account the Company’s overall results, Mr. Lafley’s individual performance, the award opportunity provided under the STAR program, and the annual bonus awards paid to Chief Executive Officers in the Company’s compensation comparator companies.

      Mr. Lafley has elected to receive this STAR award in the form of a stock option grant. This grant will be made in September 2003 on the same terms as the grants made to employees generally. The formula for determining the number of shares that will be granted to Mr. Lafley takes into account the Black-Scholes value of such shares. By electing to take his annual incentive award in the form of stock options rather than cash, Mr. Lafley is further linking his compensation to the Company’s future growth in shareholder value.

      Effective July 1, 2003, the Committee modified Mr. Lafley’s annual compensation opportunity to be more at risk by reducing his salary range and increasing his STAR target award to 120% of base salary.

Long-term Incentive Awards

      Mr. Lafley’s long-term incentive compensation consists of two components, stock and the Business Growth Program.

      On September 13, 2002 the Committee granted a stock option award to Mr. Lafley of 262,798 shares in recognition of his performance in fiscal year 2001-02. These options were granted under the same terms and conditions as awards made to employees generally.

      Mr. Lafley’s stock option award for his performance in fiscal year 2002-03 will be granted in February 2004 and will be reflected in next year’s proxy. The Committee decided to award a portion of Mr. Lafley’s long-term stock incentive compensation for fiscal year 2002-03 in the form of restricted stock. On June 10, 2003 the Committee granted Mr. Lafley 50,000 shares of restricted stock. The restrictions on these shares lapse upon Mr. Lafley’s retirement provided it is after June 13, 2007.

      Under the Company’s Business Growth Program, Mr. Lafley has a long-term incentive award opportunity for a 3-year performance period beginning on July 1, 2001 and ending on June 30, 2004. Mr. Lafley’s target award opportunity for the three-year program is $8,220,000, which represents six times his July 1, 2001 base salary. A description of the Business Growth Program is included with the Long-term Incentive Plans table. The criteria for the award are the Company’s operating total shareholder return and the growth in core earnings per share. The Committee has set goals for each of the two criteria, and Mr. Lafley’s actual award will be based on the results achieved over the 3-year performance period. Mr. Lafley will receive a progress award of $2,712,600 in restricted stock on September 15, 2003, which is 20% of his total anticipated award (based on Company performance to date).

Summary

      Mr. Lafley’s total compensation package described above is competitive with that of other Chief Executive Officers of similar sized companies with similar performance. In addition, the Committee has further aligned Mr. Lafley’s interests with those of shareholders by increasing his stock ownership requirement to six times his base salary and by requiring Mr. Lafley to retain net shares, after expenses and taxes, from stock option exercises for a minimum holding period of one year.

Norman R. Augustine, Chairman	Charles R. Lee
Scott D. Cook	Margaret C. Whitman
Joseph T. Gorman	Marina v.N. Whitman

Executive Compensation Tables

      The following tables and notes present the compensation provided by the Company to its Chief Executive, and to each of the Company’s four most highly compensated executive officers, other than the Chief Executive, for services rendered in all capacities to the Company for the fiscal years ended June 30, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

(Dollar figures shown in thousands)

						Long-Term Compensation Awards

		Annual Compensation					Securities	Long-Term
						Restricted	Underlying	Incentive
					Other Annual	Stock	Options/	Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Compensation(2)	Awards(3)	SARs	Payments	Compensation(4)

A. G. Lafley	2002-03	$1,600.0	$3,000.0	(5)	$0	$4,524.8	262,798	$2,712.6 (6)	$478.7
Chairman of the	2001-02	1,370.0	2,250.0	(7)	19.4	1,500.0	360,197	1,972.8	380.0
Board, President	2000-01	1,170.0	549.9	(7)	0	0	181,695	0	325.0
and Chief Executive

Jorge P. Montoya	2002-03	958.3	711.5	(8)	(149.9)	0	82,125	896.0 (8)	331.4
President-Global	2001-02	905.0	765.8	(9)	(214.5)	0	130,192	651.6 (9)	315.1
Snacks & Beverages	2000-01	851.7	450.4	(10)	(177.8)	0	137,066	0	292.6
and Latin America

R. Kerry Clark	2002-03	835.0	937.4	(11)	(93.5)	0	104,025	702.9	237.5
Vice Chairman of	2001-02	755.0	799.1	(12)	104.7	0	137,425	511.2	211.2
the Board and	2000-01	680.0	375.5		159.7	0	129,003	0	185.1
President-Global Market Development & Business Operations

Bruce L. Byrnes	2002-03	835.0	965.0		(153.7)	0	104,025	742.5	237.3
Vice Chairman of	2001-02	750.0	879.2	(13)	218.6	0	137,425	540.0	209.7
the Board and	2000-01	670.0	457.3		(308.5)	0	109,652	0	184.1
President-Global Beauty and Feminine Care and Global Health Care

Mark D. Ketchum	2002-03	755.0	835.2	(14)	0	0	60,225	668.3	214.8
President-Global	2001-02	675.0	562.8		0	0	101,260	486.0	191.0
Baby and Family Care	2000-01	601.7	230.1		0	0	91,914	0	167.7

(1)	The Short-Term Achievement Reward (“STAR”) awards may be made in the form of cash, restricted stock or stock options as approved by the Compensation Committee. All STAR awards are reported in this column regardless of the form of the award. The STAR award was paid in cash unless otherwise noted. The STAR awards to the named executive officers were based on the performance of the business units under their responsibility. The 2002-03 award for Mr. Lafley is 187.5% of target; the award for Mr. Montoya is 111.1% of target; the award for Mr. Clark is 172.7% of target; the award for Mr. Byrnes is 177.8% of target; and the award for Mr. Ketchum is 170.2% of target.

(2)	Amounts shown in this column are tax equalization payments or reimbursements to cover incremental taxes required to be paid to Japan for Messrs. Lafley and Clark, to Venezuela for Mr. Montoya and to Germany for Mr. Byrnes, as paid in accordance with Company policies applicable generally to employees assigned outside their home countries. Any perquisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual’s cash compensation). Mr. Lafley is required to use Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Because the security program is for the benefit of the Company, the costs associated with Mr. Lafley’s personal travel are not included in this column. However, the Company is voluntarily reporting in this footnote that the incremental costs associated with such travel were, in thousands, $83.1 for 2002-03, $26.5 for 2001-02, and $42.0 for 2000-01. (These costs represent less than 2% of the total incremental costs of operating the Company planes during each of these years.) In addition, the value to Mr. Lafley of such travel, calculated pursuant to IRS regulations, is included in the “Imputed Income” column of footnote 4. The Company does not reimburse Mr. Lafley for any additional taxes he may incur on this imputed income.

(3)	All restricted stock awarded to the named executives for 2002-03 will vest on retirement. The number and value (in thousands of dollars) of aggregate restricted stock holdings earned by each of the named executives earned over their careers and still held as of June 30, 2003 was: Mr. Lafley, 91,097 shares ($8,157.3); Mr. Montoya, 60,028 shares ($5,375.2); Mr. Clark, 9,197 shares ($823.5); Mr. Byrnes, 22,625 shares ($2,026.0); and Mr. Ketchum 7,651 shares ($685.1). The value of the restricted stock is determined by multiplying the total shares held by each named executive by the average of the high and low prices on the New York Stock Exchange on June 30, 2003 ($89.545). Dividends are paid on all restricted Common Stock at the same rate as paid on the Company’s Common Stock. Upon a change in control, all conditions and restrictions on restricted stock will immediately lapse.

(4)	All Other Compensation (in thousands of dollars) — details for 2002-03:

		Flexible		International
	Profit Sharing	Compensation		Assignment	Total
	and Related	Program	Imputed	Equalization	All Other
Name	Contributions	Contributions	Income	Payments	Compensation

A. G. Lafley	$379.1	$54.8	$44.8	$0	$478.7
Jorge P. Montoya	227.3	36.2	16.6	51.3	331.4
R. Kerry Clark	197.8	30.2	9.5	0	237.5
Bruce L. Byrnes	197.8	30.0	9.5	0	237.3
Mark D. Ketchum	178.8	27.0	9.0	0	214.8

(5)	Mr. Lafley’s fiscal year 2002-03 STAR award will be paid in the form of stock options on September 15, 2003.

(6)	Mr. Lafley’s fiscal year 2002-03 BGP award will be paid in the form of restricted stock on September 15, 2003.

(7)	In fiscal years 2001-02 and 2000-01, Mr. Lafley’s STAR awards were paid in the form of stock options.

(8)	Mr. Montoya’s fiscal year 2002-03 STAR award and BGP award will be paid in the form of restricted stock on September 15, 2003.

(9)	Mr. Montoya’s fiscal year 2001-02 STAR award and BGP award were paid in the form of restricted stock.

(10)	In fiscal year 2000-01, Mr. Montoya’s STAR award was paid in the form of restricted stock.

(11)	Mr. Clark’s fiscal year 2002-03 STAR award will be paid in the form of stock options on September 15, 2003.

(12)	Mr. Clark’s fiscal year 2001-02 STAR award was paid in the form of stock options.

(13)	Mr. Byrnes’ fiscal year 2001-02 STAR award was paid in the form of cash ($246,164) and stock options ($632,994).

(14)	Mr. Ketchum’s 2002-03 STAR award will be paid in the form of cash ($242,196) and stock options ($592,962) on September 15, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

(Dollar figures shown in thousands)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to			Grant Date
	Options	Employees	Exercise or	Expiration	Present
Name	Granted(1)	in Fiscal Year	Base Price	Date	Value(2)

A. G. Lafley(3)	262,798	1.5%	$91.325	9/13/12	$6,909.1
Jorge P. Montoya	82,125	0.5%	91.325	9/13/12	2,159.1
R. Kerry Clark(4)	104,025	0.6%	91.325	9/13/12	2,734.9
Bruce L. Byrnes(5)	104,025	0.6%	91.325	9/13/12	2,734.9
Mark D. Ketchum	60,225	0.4%	91.325	9/13/12	1,583.4

(1)	All options, which were granted pursuant to The Procter & Gamble 2001 Stock and Incentive Compensation Plan, were non-qualified, were granted at market value on the date of grant, vest on the third anniversary of the date of grant, and have a term of ten years. Upon a change in control, all stock options will immediately vest.

(2)	Given the lack of appropriate models to value long-term, non-transferable employee stock options, we have used the Black-Scholes option-pricing model to provide a grant date present value of our option grants pursuant to the rules of the SEC. The following assumptions were used in the calculation: options will be held full term; a dividend yield of 1.8%; an interest rate of 4.38%; and expected price volatility of 20%. We have made no adjustments to reflect that these options are non-transferable and subject to forfeiture.

(3)	Mr. Lafley also received an award of 73,914 stock options on September 13, 2002 with an exercise price of $91.325 and an expiration date of September 13, 2012 for his Short-Term Achievement Reward earned in fiscal year 2001-02 as shown in the Summary Compensation Table. This option award had a grant date Black-Scholes present value of $1,943,246.

(4)	Mr. Clark also received an award of 26,250 stock options on September 13, 2002 with an exercise price of $91.325 and an expiration date of September 13, 2012 for his Short-Term Achievement Reward earned in fiscal year 2001-02 as shown in the Summary Compensation Table. This option award had a grant date Black-Scholes present value of $690,129.

(5)	Mr. Byrnes also received an award of 20,796 stock options on September 13, 2002 with an exercise price of $91.325 and an expiration date of September 13, 2012 for his Short-Term Achievement Reward earned in fiscal year 2001-02 as shown in the Summary Compensation Table. This option award had a grant date Black-Scholes present value of $546,740.

AGGREGATED OPTION/ STOCK APPRECIATION RIGHT (SAR)

EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/ SAR VALUES(1)
(Dollar figures shown in thousands)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at FY End		Options/SARs at FY End(3)
	Shares Acquired	Value
Name	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

A. G. Lafley	0	$0	313,076	947,184	$5,132.5	$14,223.7
Jorge P. Montoya	0	0	318,983	391,502	6,332.3	7,745.1
R. Kerry Clark	13,000	796.7	209,419	427,884	3,873.5	7,330.8
Bruce L. Byrnes	12,596	776.1	243,871	408,624	5,877.0	6,949.0
Mark D. Ketchum	9,674	566.1	144,905	277,800	3,000.9	5,367.4

(1)	Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option/stock appreciation right (SAR) with a fair market value equal to such obligations.

(2)	Options/ SARs were granted for terms of up to 15 years. The value realized on options/ SARs exercised during the last fiscal year represents the total gain over the years the options/ SARs were held by the executive. If this total gain is divided by the average number of years the options/ SARs were held, a more relevant annualized gain is produced. The annualized gains (in thousands of dollars) on these option/ SAR exercises were as follows: Mr. Lafley, $0; Mr. Montoya, $0; Mr. Clark, $84.4; Mr. Byrnes, $86.2 and Mr. Ketchum $56.6.

(3)	Calculated based on the fair market value of the Company’s Common Stock on June 30, 2003 ($89.545 per share) minus the exercise price.

Long-Term Incentive Plans — Awards

For the 3-Year Period Covering Fiscal Years
2001-02 through 2003-04

      As previously disclosed, this table provides information concerning award opportunities made under the Business Growth Program (“BGP”) during fiscal year 2001-02 for the 3-year performance period beginning July 1, 2001 and ending June 30, 2004. No new award opportunities were made in the last fiscal year. Payouts under BGP are based on core earnings per share growth and operating total shareholder return over the three-year period. If threshold performance is not met, no award will be earned. To the extent the Company’s performance exceeds the threshold, a varying award up to the maximum will be earned. Progress payments equal to 20% of the anticipated award may be made at the end of the first and second year if interim goals are achieved. Progress payments for the second year are shown in the Summary Compensation Table on page 14. BGP is also discussed in the Executive Compensation Committee Report on page 11.

		Performance or
	Number of	Other Period Until	Estimated Future Payouts
	Shares, Units,	Maturation or
Name	or Other Rights	Payout	Threshold(1)	Target(2)	Maximum(3)

A. G. Lafley	—	7/1/01-6/30/04	$328,800	$8,220,000	$21,043,200
J. P. Montoya	—	7/1/01-6/30/04	108,600	2,715,000	6,950,400
R. K. Clark	—	7/1/01-6/30/04	85,200	2,130,000	5,452,800
B. L. Byrnes	—	7/1/01-6/30/04	90,000	2,250,000	5,760,000
M. D. Ketchum	—	7/1/01-6/30/04	81,000	2,025,000	5,184,000

(1)	The minimum amount payable under the program is 4% of the target award, payable if the minimum level of performance is achieved on each of the performance criteria. If performance is below the minimum level for either measure, no award is paid.

(2)	The target award is paid if the target goals are achieved on each of the performance measures.

(3)	The maximum amount payable under the program is 256% of target, payable if an exceptional level of performance is achieved on each of the performance measures.

RETIREMENT BENEFITS

      Retirement benefits for U.S.-based executive officers are provided primarily by The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. This is a qualified defined contribution plan providing retirement benefits for U.S.-based employees. In addition, executives participating in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan receive retirement awards in the form of stock restricted (non-transferable and subject to forfeiture) until retirement. These awards make up the difference between the Internal Revenue Code limit on contributions that can be made to that Plan and what would otherwise be contributed by the Company to the executive’s retirement account. Under the rules set by the SEC, these Company contributions are included in the Summary Compensation Table in the “All Other Compensation” column (see footnote (4) to such Table). Mr. Clark is enrolled in the pension plans of Procter & Gamble Canada, Inc. Messrs. Montoya and Clark are also enrolled in a supplemental retirement plan for U.S.-based managers who previously participated in pension plans of international subsidiaries. These Plans are defined benefit plans funded by book reserves or insurance contracts in order to pay retirement benefits in cash. Given their age and service with the Company, their estimated annual benefit under these Plans, if payable in the form of a straight annuity upon retirement at age 65, would be $197,390 for Mr. Montoya and $230,625 for Mr. Clark.

Comparison of Five-year Cumulative Total Return

      The following graph compares the five-year cumulative total return of the Company’s Common Stock as compared with the S&P 500 Stock Index and a composite of the S&P Household Products Index, the S&P Paper Products Index, the S&P Personal Products Index, the S&P Health Care Index and the S&P Foods Index weighted based on the Company’s current fiscal year revenues.

      The graph assumes a $100 investment made on July 1, 1998 and the reinvestment of all dividends, as follows:

	Dollar Value of $100 Investment at June 30

	1998	1999	2000	2001	2002	2003

P&G Common	$100.00	$99.32	$64.09	$73.58	$105.74	$107.62
Composite Group	$100.00	$106.62	$91.27	$101.29	$115.93	$114.22
S&P 500	$100.00	$122.73	$131.93	$112.36	$91.99	$92.22

Security Ownership of Management and Certain Beneficial Owners

      The following tables give information concerning the beneficial ownership of the Company’s Common and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each named executive, all Directors and executive officers as a group, and the owners of more than five percent of the outstanding Series A and B ESOP Convertible Class A Preferred Stock, on August 1, 2003:

COMMON STOCK

	Amount and Nature of Beneficial Ownership

	Direct(1) and		Trusteeships
	Profit	Right	and	Percent
	Sharing	to	Family	of
Owner	Plan(2)	Acquire(3)	Holdings(4)	Class

Norman R. Augustine	16,607.0	11,079	—	(5)
Bruce L. Byrnes	175,905.8	260,128	—	(5)
R. Kerry Clark	51,236.0	225,942	1,517	(5)
Scott D. Cook	3,161.0	—	16,120	(5)
Domenico DeSole	2,274.0	—	—	(5)
Richard J. Ferris	40,469.0	11,079	94,000	(5)
Joseph T. Gorman	13,784.3	11,079	2,070	(5)
Mark D. Ketchum	43,844.0	158,897	—	(5)
A. G. Lafley	203,086.7	334,796	3,437	(5)
Charles R. Lee	20,651.0	11,079	—	(5)
Lynn M. Martin	5,726.0	11,079	—	(5)
W. James McNerney, Jr.	600.0	—	—	(5)
Jorge P. Montoya	89,945.7	340,969	77,558	(5)
Johnathan A. Rodgers	2,011.0	—	—	(5)
John F. Smith, Jr.	15,577.0	5,034	—	(5)
Ralph Snyderman	10,219.0	9,064	—	(5)
Robert D. Storey	4,953.0	5,034	—	(5)
Margaret C. Whitman	518.0	—	—	(5)
Marina v.N. Whitman	7,963.0	7,049	3,000	(5)
Ernesto Zedillo	1,235.5	—	—	(5)
30 Directors and executive officers, as a group	1,223,201.4	2,641,216	205,094	.314%

(1)	Sole discretion as to voting and investment of shares.

(2)	Shares allocated to personal accounts of executive officers under the Retirement Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trusts in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(3)	If acquired, would have sole discretion as to voting and investment of shares.

(4)	The individuals involved share voting and/or investment powers with other persons.

(5)	Less than .043% for any one Director or executive officer.

SERIES A ESOP CONVERTIBLE CLASS A PREFERRED STOCK

Amount and Nature of
Beneficial Ownership

	Profit			Percent
	Sharing			of
Owner	Plan(1)	Trusteeships		Series

Norman R. Augustine	—	—		—
Bruce L. Byrnes	8,818.2	—			(2)
R. Kerry Clark	4,540.3	—			(2)
Scott D. Cook	—	—		—
Domenico DeSole	—	—		—
Richard J. Ferris	—	—		—
Joseph T. Gorman	—	—		—
Mark D. Ketchum	6,798.1	—			(2)
A. G. Lafley	7,110.7	—			(2)
Charles R. Lee	—	—		—
Lynn M. Martin	—	—		—
W. James McNerney, Jr.	—	—		—
Jorge P. Montoya	7,069.8	—			(2)
Johnathan A. Rodgers	—	—		—
John F. Smith, Jr.	—	—		—
Ralph Snyderman	—	—		—
Robert D. Storey	—	—		—
Margaret C. Whitman	—	—		—
Marina v.N. Whitman	—	—		—
Ernesto Zedillo	—	—		—
30 Directors and executive officers, as a group	99,658.1	—		.208%
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin and E. H. Eaton, Jr., Trustees)	—	16,435,539.9	(3)	34.35%

(1)	Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trust in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2)	Less than .019% for any one Director or executive officer; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

(3)	Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

SERIES B ESOP CONVERTIBLE CLASS A PREFERRED STOCK

Amount and Nature of
Beneficial Ownership

	Profit			Percent
	Sharing			of
Owner	Plan(1)	Trusteeships		Series

Norman R. Augustine	—	—		—
Bruce L. Byrnes	41.4	—		(2)
R. Kerry Clark	—	—		—
Scott D. Cook	—	—		—
Domenico DeSole	—	—		—
Richard J. Ferris	—	—		—
Joseph T. Gorman	—	—		—
Mark D. Ketchum	—	—		—
A. G. Lafley	102.4	—		(2)
Charles R. Lee	—	—		—
Lynn M. Martin	—	—		—
W. James McNerney, Jr.	—	—		—
Jorge P. Montoya	—	—		—
Johnathan A. Rodgers	—	—		—
John F. Smith, Jr.	—	—		—
Ralph Snyderman	—	—		—
Robert D. Storey	—	—		—
Margaret C. Whitman	—	—		—
Marina v.N. Whitman	—	—		—
Ernesto Zedillo	—	—		—
30 Directors and executive officers, as a group	634.4	—		.0018%
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin and E. H. Eaton, Jr., Trustees)	—	25,568,263.7	(3)	71.65%

(1)	Shares allocated to personal accounts of current and former executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trust in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2)	Less than .0006% for any one Director or executive officer.

(3)	Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Equity Compensation Plan Information(*)

      The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2003. The table includes the following plans: The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1992 Stock Plan (Belgian Version); The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; and The Procter & Gamble Future Shares Plan.

Number of
securities
	Number of	Weighted-	remaining available
	Securities to be	average	for future issuance
	issued upon	exercise price of	under equity
	exercise of	outstanding	compensation plans
	outstanding	options,	(excluding securities
	options, warrants	warrants	reflected in column
Plan Category	and rights	and rights	(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	117,479,286	$70.4352	98,768,174
Equity compensation plans not approved by security holders(2)	12,319,478	$81.6067	3,028,450

Total	129,798,764	$71.4956	101,796,624

(1)	Includes The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 1992 Stock Plan; and The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan.

(2)	Includes The Procter & Gamble 1992 Stock Plan (Belgian Version) and The Procter & Gamble Future Shares Plan.

The Procter & Gamble 1992 Stock Plan (Belgian Version)

      Effective February 14, 1997, the Company’s Board of Directors approved The Procter & Gamble 1992 Stock Plan (Belgian Version). Although the Plan has not been submitted to shareholders for approval, the Plan is nearly identical to The Procter & Gamble 1992 Stock Plan, approved by the Company’s shareholders on October 13, 1992, except for a few minor changes designed to comply with the Belgian tax laws. Although no further grants can be made under the Plan, unexercised stock options previously granted under this Plan remain outstanding.

      The Plan is a stock incentive plan designed to attract, retain, and motivate key Belgian employees. Under the plan, eligible participants may be granted or offered the right to purchase stock options, may be granted stock appreciation rights, and/or may be granted shares of the Company’s Common Stock. Except in the case of death of the recipient, all stock options and stock appreciation rights must vest in no less than one year from the date of grant and must expire no later than fifteen years from the date of grant. The exercise price for all stock options granted under the Plan is the average price of the Company’s stock on the date of grant. If a recipient of a grant leaves the Company while holding an unexercised option or right, any unexercisable portions immediately become void, except in the case of death, and any exercisable portions become void within one month of departure, except in the case of death or retirement. Any Common Stock awarded under the Plan may be subject to restrictions on sale or transfer while the recipient is employed, as the Committee administering the plan may determine.

The Procter & Gamble Future Shares Plan

      On October 14, 1997, the Company’s Board of Directors approved The Procter & Gamble Future Shares Plan pursuant to which options to purchase shares of the Company’s Common Stock may be granted to employees worldwide. The purpose of this Plan is to advance the interests of the Company by giving substantially all employees a stake in the Company’s future growth and success and to strengthen the alignment of interests between employees and the Company’s shareholders through increased ownership of shares of the Company’s stock. The Plan has not been submitted to shareholders for approval.

      Subject to adjustment for changes in the Company’s capitalization, the number of shares to be granted under the Plan is not to exceed 17 million shares. Under the Plan’s regulations, recipients are granted options to acquire 100 shares of the Company’s Common Stock at an exercise price equal to the average price of the Company’s Common Stock on the date of the grant. These options vest five years after the date of grant and expire ten years following the date of grant. If a recipient leaves the employ of the Company prior to the vesting date for a reason other than disability, retirement or special separation (as defined in the Plan), then the award is forfeited.

      At the time of the first grant following approval of the Plan, each employee of the Company not eligible for an award under the 1992 Stock Plan was granted options for 100 shares. Since the date of the first grant, each new employee of the Company has also received options for 100 shares. Following the grant of options on June 30, 2003, the Company suspended this part of the Plan and intends to make no further grants under this part of the Plan.

      In addition to the grants above, annual grants of options for 50 shares are granted to approximately 2,000 employees who are not eligible for participation in the 2001 Stock and Incentive Compensation Plan in recognition of outstanding performance.

(*)	The Plans contained in this table are the only “equity compensation plans” required to be disclosed by the Company under current rules and regulations. Nevertheless, the following is provided in order to provide our shareholders with additional information regarding active plans whereby Company employees may obtain Company stock

In addition to the equity compensation Plans contained in the table, the Company also maintains: (a) a U.S.-based retirement plan that is invested in Company stock (The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, or “PST”); (b) a retirement plan for employees located in Puerto Rico that is invested in Company stock (The Profit Sharing Retirement Plan of the Procter & Gamble Commercial Company or “Puerto Rico Retirement Plan”); (c) a Shareholder Investment Program (“SIP”) available to all shareholders, including employees; (d) a Shareholder Investment Scheme available to all employees and retirees in the UK (the “UK SIS”); and (e) a number of stock ownership programs outside the U.S. through which the Company facilitates employee share ownership of Company stock.

PST is a retirement program for U.S.-based employees that is qualified under Section 401(a) of the Internal Revenue Code. Under PST, the Company allocates a combination of cash and preferred shares of Company stock equal to a percentage of each employee’s salary to each employee’s account. The contribution percentage is determined by a combination of the employee’s years of service and Company profits. Any cash allocated is then used by the PST Trustees to purchase shares of Company Common Stock on the open market at current market prices. After five years of service with the Company, the employee is fully vested in these contributions. PST also contains a traditional 401(k) feature whereby employees can contribute a percentage of their salaries toward the purchase of Company Common Stock or other investments at current market prices, but there is no matching Company contribution available for this 401(k) feature.

The Puerto Rico Retirement Plan is a retirement program for Puerto Rico-based employees that is qualified under Section 401(a) of the Internal Revenue Code. Under the Puerto Rico Retirement Plan, the Company contributes cash equal to a percentage of each employee’s salary to each employee’s account. The contribution percentage is determined by the employee’s years of service. The cash is then used by the Puerto Rico Retirement Plan Trustees to purchase shares of Company Common Stock on the open market at current market prices.

SIP provides all Company shareholders, including employees, the opportunity to purchase Common Stock directly through the Company. Employee participation is voluntary. Participating employees can purchase Common Stock through salary reductions, cash or reinvestment of dividends. All contributions (both employee and non-employee) are then used to purchase shares on the open market at current market prices for the participants. Similarly, the UK SIS provides all employees and retirees located in the UK the

Section 16(a) Beneficial Ownership Reporting Compliance

      Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act. On February 18, 2003, R. Kerry Clark, a Director and executive officer, filed a Form 5 for fiscal year ended June 30, 2002 reporting charitable donations by his spouse of 465 shares on October 29, 2001 and 315 shares on December 17, 2001, and the transfer of 125 shares to each of his two minor children on December 17, 2001. On February 18, 2003, James J. Johnson, an executive officer, filed a Form 5 for the fiscal year ended June 30, 2002 reporting a charitable donation of 276 shares made by Mr. Johnson on September 28, 2001. On May 9, 2003, Clayton C. Daley, Jr., an executive officer, filed a Form 5 for the fiscal year ended June 30, 2002 reporting a charitable donation of 287 shares made by Mr. Daley on December 20, 2001. On July 7, 2003, James R. Stengel, an executive officer, filed a Form 5 for the fiscal year ended June 30, 2002 reporting a charitable donation of 48 shares made by Mr. Stengel on December 7, 2001.

Transactions with Executive Officers, Directors and Others

      During the past fiscal year, the Company and its subsidiaries had no transactions in which any Director, or any member of the immediate family of any Director, had a material direct or indirect interest reportable under applicable rules of the SEC. In the normal course of business the Company had transactions with other corporations where certain Directors are or were executive officers; and the Company utilized the services of the law firm of Thompson Hine, L.L.P. in which Robert D. Storey, a Director, is a partner. None of the aforementioned matters was material in amount as to the Company, the corporations or the law firm.

      During the past fiscal year, the Company and its subsidiaries had no transactions in which any executive officer of the Company, or any member of the immediate family of any such executive officer, had a material direct or indirect interest reportable under applicable rules of the SEC.

Report of the Audit Committee

      Working under the guidance of a written Charter approved by the Board of Directors, the Audit Committee is primarily responsible for overseeing the Company’s financial reporting process as well as the internal controls that management and the Board have established. The Committee is currently composed of four independent members of the Board. The Committee has had a written Charter for several years, a current version of which is shown as Appendix C to this proxy statement.

opportunity to purchase Common Stock directly through the Company. Participation is voluntary and all contributions are used to purchase shares on the open market at current market prices for the participants.

The Company’s stock ownership plans include the: (a) International Stock Ownership Program (“ISOP”); (b) Savings and Thrift Plan — Saudi Arabia (“Saudi Plan”); (c) UK 1-4-1 Plan (“UK Plan”); (d) Employee Stock Purchase Plan — Japan (“Japan Plan”); (e) P&G Commercial Company Employees Savings Plan — Puerto Rico (“Puerto Rico Plan”); (f) Group Profit Sharing, Incentive and Employer Contribution Plan — France (“French Plan”); and (g) P&G Ireland Employees Share Ownership Plan (“Irish Plan”). Although the precise terms vary slightly for each Plan, employees are generally permitted to contribute a certain percentage of their base salary toward the purchase of Company Common Stock, with the Company matching a portion of each employee contribution with a cash contribution equal to a percentage of the employee’s base salary. A Trustee uses the cash and purchases shares of Company Common Stock on the open market. All the Plans require that employee and Company contributions be used to purchase shares of Company Common Stock, except for the Saudi Plan and the French Plan, which allow participants to elect alternative investments. In the French Plan, the Company’s matching contribution applies only if the employee elects to purchase Company Common Stock. In the Saudi Plan, the Company matches employee contributions regardless of whether the employee chooses to invest in Company Common Stock or an alternative investment. With the exception of a few countries where the rules vary for local tax purposes, employees are immediately vested in all shares purchased; however, employees are not entitled to withdraw the shares purchased with the Company’s matching contribution for a period of five years after purchase.

      The Board of Directors elected John F. Smith, Jr. as the Chair of the Audit Committee, effective October 8, 2002. The Board has determined that Mr. Smith is both independent and an audit committee financial expert, as defined by SEC guidelines.

      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent auditors.

      During the past fiscal year, the Audit Committee met eight times, including telephone meetings to discuss quarterly results. In carrying out its duties, the Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2003, with the Company’s management and Deloitte & Touche LLP, the independent auditors appointed by the Board. The Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between Deloitte & Touche LLP and management. The Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche LLP its independence from Procter & Gamble and its management.

      Based on the reports and discussions described in this proxy, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

John F. Smith, Jr. — Chairman

Domenico DeSole
Charles R. Lee
W. James McNerney, Jr.

Fees Paid To the Independent Auditor

      The Board of Directors, with the ratification of the shareholders, engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2003.

Fees Paid to Deloitte

(dollar figures shown in thousands)

	FY 01/02	FY 02/03

Audit Fees	$12,893	$14,489
Audit-Related Fees	$2,154	$1,998
Tax Fees	$3,797	$3,039

Subtotal	$18,844	$19,526
All Other Fees	$11,226	$8,971

Deloitte & Touche LLP Total Fees	$30,070	$28,497

Services Provided by Deloitte

      All services rendered by Deloitte are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is shown as Appendix K to this proxy statement.) Pursuant to new rules of the SEC, the fees paid to Deloitte for services are disclosed in the table above under the categories listed below. However, under existing rules, the disclosure would be (in thousands of dollars): Financial Information Systems Design and Implementation: $0; All Other Fees: $14,008 (combining Audit-Related Fees, Tax Fees and All Other Fees from the table above).

1)	Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; attestations by Deloitte that are not required by statute or regulation; and consulting on financial accounting/reporting standards.

3)	Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

4)	All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. Approximately 80% of this work involves tax filing and planning for individual employees involved in the Company’s expatriate program. The remainder is for various local engagements that are permissible under applicable laws and regulations.

      These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2003-04. Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting, and will seriously consider shareholder input on this issue.

      One or more representatives of Deloitte & Touche LLP will be in attendance at the annual meeting on October 14, 2003. The representatives will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

      The following proposal will therefore be presented for action at the annual meeting by direction of the Board of Directors:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent auditors to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2004 is hereby ratified, confirmed and approved.

      The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TO ADOPT THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

      On July 9, 2003, the Board of Directors approved for submission to the shareholders The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan as set forth in Appendix A to this proxy statement. This 2003 Non-Employee Directors’ Stock Plan replaces the Company’s 1993 Non-Employee Directors’ Stock Plan, which expires effective December 31, 2003. The resolution which will be introduced at the shareholders meeting seeking approval of such Plan is as follows:

RESOLVED, That The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan adopted by the Board of Directors, as set forth in Appendix A to the proxy statement for this meeting, is hereby adopted.

      The Board of Directors recommends a vote FOR this resolution for the following reasons:

      The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan (the “Plan”) is designed to strengthen the alignment of interest between non-employee Directors (the “Participants”) and the shareholders through the increased ownership by Participants of shares of the Company’s Common Stock or other equity instruments that track the value of the Company’s Common Stock. This will be accomplished by allowing Participants to elect voluntarily to convert a portion or all of their fees for services as a Director into Common Stock or other equity instruments granted under the Plan and allow the Compensation Committee of the Board of Directors (the “Committee”) to award shares under the Plan to non-employee Directors.

      The Plan will be administered by the Committee. Absent a change in the Company’s capitalization, the total number of shares that may be awarded will not exceed approximately 500,000 shares. Shares awarded in lieu of fees will be valued at the average of the high and low quotations for Common Stock of the Company on the New York Stock Exchange on the day of the transfer to a Participant. All shares awarded will be full shares.

      Grants of shares of Common Stock, restricted stock or restricted stock units will be valued at not less than the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant. The exercise price for stock options and stock appreciation rights granted under the Plan will be not less than the average of the high and low quotations for Common Stock on the New York Stock Exchange on the date of the grant. Stock options and stock appreciation rights have a term of not less than ten years from the date of grant and are exercisable not less than one year from the date of grant, except upon the death of a Participant or a change of control of the Company, in which case stock options and stock appreciation rights are immediately exercisable. All restrictions on shares granted under the Plan lapse upon a change of control of the Company. All shares awarded may be subject to such conditions and restrictions, if any, as the Committee may determine. However, no stock options or stock appreciation rights granted under the Plan can be re-priced after grant.

      The Plan will become effective January 1, 2004 subject to shareholder approval. The Plan will terminate on December 31, 2013 unless a different termination date is fixed by the shareholders or by action of the Board of Directors, but no such termination shall affect the prior rights under the Plan of the Company or of anyone to whom shares have been transferred prior to such termination.

Shareholder Proposals

Shareholder Proposal No. 1

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, owning 400 shares of Common Stock of the Company, has given notice that she intends to present for action at the annual meeting the following resolution:

RESOLVED: That the stockholders of Procter & Gamble recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

      Mrs. Davis has submitted the following statement in support of her resolution:

REASONS: Until recently, directors of Procter & Gamble were elected annually by all shareholders.

The great majority of New York Stock Exchange listed corporations elect all their directors each year.

This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

Eliminating the stagger system certainly would or could help to make outside directors more independent of management.

If you AGREE, please mark your proxy FOR this resolution.

      The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

      The Company, like the proponent, is committed to good corporate governance. We believe that part of good governance involves having Directors with the proper knowledge and experience to oversee the Company’s affairs. To further this goal, eighteen years ago (in 1985), the shareholders decided that the Company’s Board of Directors should be divided into three classes, with Directors elected to staggered three-year terms, to help ensure the Company would always have a certain number of experienced Directors available.

      The shareholders’ decision has worked well for the past eighteen years, balancing the need to have new Directors to bring fresh ideas and perspectives to the Company with the need for experience on the Board. Despite this track record of success, the shareholders’ decision has been challenged (usually by the same proponent) in each of the last eighteen years, except last year. And, with each challenge, the shareholders again reaffirmed their support for having the Directors divided into classes.

      This year’s proposal is supported by essentially the same arguments that have been used in the past. We believe the shareholders have already rejected these arguments, and that ensuring experience on the Board is more important than ever in the current business environment. For these reasons, we believe the proposal should be rejected.

      The Board of Directors recommends a vote AGAINST this proposal.

Shareholder Proposal No. 2

      Lenore Goldman, c/o Harrington Investments, Inc., 1001 Second Street, Suite 325, Napa, California 94559, owning 600 shares of Common Stock of the Company, in conjunction with four co-sponsoring organizations (whose names with shares of Common Stock of the Company beneficially held, will be furnished to any person upon request in writing to Linda D. Rohrer, Assistant Secretary, The Procter & Gamble Company, P.O. Box 599, Cincinnati, OH 45201 or by telephone at 513-983-8697 or by e-mail at rohrer.1d@pg.com), has given notice that she intends to present for action at the annual meeting the following resolution:

RESOLVED: Shareholders request that (unless long-term safety testing demonstrates that genetically engineered (GE) crops, organisms, or products thereof are not harmful to humans, animals, and the environment) the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company’s brand names or private labels that may contain GE ingredients.

      Ms. Goldman has submitted the following statement in support of her resolution:

     Right to Know:

•	In the U.S., a long tradition of citizens’ “right to know” is expressed in laws requiring nutritional labeling of foods;

•	Focus groups conducted by the Food and Drug Administration (spring 2000) indicated strong public support for mandatory labeling;

•	Approximately a dozen polls in the U.S. show that about 70-93% of people surveyed want GE food to be labeled as such;

•	A coalition of 270 consumer groups, including the American Association of Retired People and the Consumers Union, urged Congress to label GE foods and require strict safety testing. (1/2001)

•	It is difficult for individuals to avoid GE foods for religious or ethical reasons unless they are labeled;

•	The European Union, Japan, New Zealand, South Korea and Australia have passed regulations that require labeling of GE foods.

     Labeling may reduce liability and protect market share:

•	Field tests of crops engineered to produce pharmaceuticals/industrial chemicals could pollute the food system. The National Food Processors Association has stated (11/02): “There is an unacceptable risk to the food supply associated with the use of food and feed crops as “factories’ for the production of pharmaceuticals or industrial chemicals without mandatory regulations and necessary verification in place.”

•	Since fall of 2000, many millions of dollars may have been spent by food companies in recalling food containing GE corn not approved for human consumption;

•	Upon ratification by 50 countries, the Biosafety Protocol, signed by over 100 countries, will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled “may contain” GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment;

Continuing concerns regarding the potentially harmful effects of GE-agricultural products to humans, animals and the environment include:

•	For human health and environmental concerns, the European Union has proposed regulations to phase out by 2005 antibiotic-resistant marker genes, widely used to develop GE seeds;

•	Biotechnology companies are encouraged — but not required — to submit safety-testing data to the FDA for its review. (Center for Science in the Public Interest, January 2003);

•	The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage (4/2000); Millions suffer from mild to fatal food allergies. Without labeling, consumers have no way of protecting themselves from hidden allergens.

•	Research reported in Ecology Letters (March 2003) indicates that Bt crops could have unanticipated nutritionally favorable effects on pests, indicating a need for further ecological and biochemical studies.

      The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

      When it comes to our products, consumer safety is paramount. We firmly believe that all of our food products, including those which may contain ingredients developed through biotechnology, are safe.

      The U.S. Food and Drug Administration (FDA), U.S. Department of Agriculture and U.S. Environmental Protection Agency have determined that currently approved foods derived from modern biotechnology are as safe as conventional foods. The FDA has also decided that special labeling is required only if these foods contain allergens or are nutritionally different from their conventional counterparts. None of our foods meet these criteria.

      Simply removing the option of using genetically engineered ingredients for our food brands offers no clear benefit for our consumers – or our business. Doing so could even put Procter & Gamble at a competitive disadvantage because we would not have the opportunity to use the full range of ingredient supplies available to us.

      What’s more, we would be turning our backs on the benefits of biotechnology in foods, such as reducing the use of pesticides and creating more nutritious foods. The proponents don’t address these and other potential future benefits. We agree with the statement of the United Nations Human Development Report 2001 which states: “The current debate in Europe and the United States over genetically modified crops mostly ignores the concerns and needs of the development world.”

      We respect the views of those who question the value of biotechnology in foods. At the same time, we’re convinced our food brands are safe. Our consumers can count on that.

      The Board of Directors recommends a vote AGAINST this proposal.

2004 Annual Meeting Date

      It is anticipated that the 2004 annual meeting of shareholders will be held on Tuesday, October 12, 2004. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on Friday, April 30, 2004. If a shareholder notifies the Company after July 15, 2004 of an intent to present a proposal at the 2004 annual meeting of shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

Other Matters

      No action will be taken with regard to the minutes of the annual meeting of shareholders held October 8, 2002 unless they have been incorrectly recorded.

      The Board of Directors knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and, in that connection, will use their discretion.

Appendix A

THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

ARTICLE A — Purpose.

          The purposes of The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan (the “Plan”) are to strengthen the alignment of interests between the non-employee Directors (“Participants”) and the shareholders of The Procter & Gamble Company (the “Company”) through ownership behavior and the increased ownership of shares of the Company’s common stock (“Common Stock”). This will be accomplished by allowing each Participant to elect voluntarily to convert a portion or all of his/her cash fees for services as a Director into Common Stock or RSUs (as hereinafter defined), and by granting Participants (i) restricted stock units or other awards related to the price of Common Stock (“RSUs”), (ii) shares of Common Stock restricted in a manner determined by the Committee (“Restricted Shares”), (iii) non-qualified options to purchase shares of Common Stock (“Stock Options”), and/or (iv) stock appreciation rights (“SARs”).

ARTICLE B — Administration.

1.	The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”), or such other committee as may be designated by the Board (the “Committee”). The Committee shall consist of not less than three (3) members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, or such other number of Non-Employee Directors required from time to time by such rule or any successor rule adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

2.	Subject to the express provisions of the Plan, the Committee shall have authority: (i) to allow Participants the right to elect to receive fees for services as a Director in either cash or an equivalent amount of whole shares of Common Stock or RSUs of the Company, or partly in cash and partly in whole shares of the Common Stock or RSUs of the Company, subject to such conditions or restrictions, if any, as the Committee may determine; (ii) to grant Participants Restricted Shares, subject to such conditions or restrictions, if any, as the Committee may determine; (iii) to grant RSUs, subject to such conditions or restrictions, if any, as the Committee may determine; (iv) to grant Participants Stock Options, subject to such conditions or restrictions, if any, as the Committee may determine; (v) to grant Participants SARs, subject to such conditions or restrictions, if any, as the Committee may determine; (vi) to make all other determinations it deems necessary or advisable for administering the Plan; and (vii) to provide for special terms for any RSUs, Restricted Shares, Stock Options, SARs or other awards granted to Participants who are foreign nationals or who reside outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom and to approve such supplements to or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any purpose); and to make all other determinations it deems necessary or advisable for administering the Plan.

ARTICLE C — Participation.

          Participation in the Plan shall be limited to non-employee Directors of the Company.

ARTICLE D — Limitation on Number of Shares Available Under the Plan.

1.	The maximum aggregate number of shares available for grant under the Plan shall be 500,000 shares.

2.	In addition to the shares authorized for award by Paragraph 1 of this Article, the following shares may be awarded under the Plan:

(a)	shares that were authorized to be awarded under The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan (the “1993 Plan”), but that were not awarded under the 1993 Plan;

(b)	shares awarded under the Plan or the 1993 Plan that are subsequently forfeited in accordance with the Plan or the 1993 Plan, respectively; or shares tendered by or withheld from a Participant in payment of all or part of the exercise price of a stock option awarded under the Plan or the 1993 Plan.

ARTICLE E — Shares Subject to Use Under the Plan.

          Shares of Common Stock to be granted by the Company or delivered by the Company upon exercise of Stock Options shall be treasury shares.

ARTICLE F — Stock Options and SARs

1.	The Committee may, from time to time, grant Participants one or more Stock Options to purchase shares of Common Stock, each having an exercise price equal to no less than the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant.

2.	The Committee may, from time to time, grant Participants one or more SARs each entitling the Participant to receive, upon exercise, a redemption differential for each such SAR which shall be the difference between the average of the high and low quotations for one share of Common Stock on the New York Stock Exchange on the date of exercise and the exercise price of the SAR then being exercised. The exercise price for each SAR granted under this Plan shall be the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant.

3.	Stock Options and SARs shall have a term of not less than ten (10) years from the date of grant, subject to earlier termination as provided herein, and shall be exerciseable one hundred percent (100%) not less than one (1) year from the date of grant, except in the case of death of a Participant, in which case such Participant’s Stock Options or SARs shall immediately vest and be exercisable in accordance with this Article F.

4.	In the case of death of a Participant, the persons to whom the Stock Options or SARs have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Stock Options or SARs or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of such Stock Options or SARs.

5.	Stock Options are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising Stock Options or SARs after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the Stock Options and SARs as legatees or distributees would have after distribution to them from the Participant’s estate, subject in all respects to Article J hereof.

6.	If a Participant ceases to be a Director while holding unexercised Stock Options or SARs, such Stock Options or SARs are then void, except in the case of (i) death, in which case such Stock Options or SARS may be transferred in accordance with this Article F and Article J hereof, (ii) disability, (iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty nine (69), (v) resignation from the Board following a Participant’s retirement from a principal employer in good standing under the terms of that employer’s retirement plan, or (vi) resignation from the Board for reasons of antitrust laws or the Company’s conflict of interest, corporate governance or continued service policies. In cases covered by (ii), (iii), (iv), (v) and (vi) above, the Participant shall be immediately vested in his or her Stock Options or SARs subject to all other terms of such Stock Options or SARs.

7.	Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of Common Stock to be valued at their fair market value on the date of exercise, or a combination thereof.

ARTICLE G — Adjustments.

          In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occurring after the date of approval of the Plan by the Company’s shareholders, (i) the amount of shares authorized to be issued under the Plan, (ii) the number of shares covered by outstanding Stock Options, SARs, Restricted Shares or RSUs, and (iii) the exercise price of stock options or the grant price of SARs shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term “Common Stock” shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE H — Grant of Common Stock, Restricted Shares or RSUs.

1.	The Committee may grant Common Stock, Restricted Shares, or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine.

2.	The shares granted under this Article H shall be valued at the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant to a Participant. All shares granted shall be full shares, rounded up to the nearest whole share.

ARTICLE I — Additional Provisions.

1.	The Board may, at any time, repeal the Plan or may amend it except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, alter the persons eligible to receive shares under the Plan. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding grants are materially affected adversely, notice thereof shall be given to Participants holding such grants and such amendments shall not be applicable without such Participant’s written consent. If the Plan is repealed in its entirety, all theretofore granted shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions. Notwithstanding this or any other provision of this Plan, Stock Options and SARs may not be re-priced or re-valued except in accordance with Article G hereof.

2.	Notwithstanding anything to the contrary in this Plan, Stock Options and SARs granted hereunder shall vest immediately, and any conditions or restrictions on Common Stock, Restricted Stock or RSUs shall lapse, upon a “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(a), shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the

Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of July 10, 2001 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction”. A “Non-Control Transaction” shall mean a Merger where:

(A)	the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C)	no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a

Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

ARTICLE J — Consent.

          Every Participant who receives a grant of Common Stock, Stock Options, SARs, Restricted Shares or RSUs pursuant to the Plan shall be bound by the terms and provisions of the Plan and of any grant agreement referable thereto, and the acceptance of any grant of shares or RSUs pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and any successors in interest to any of them. Every person who receives Stock Options or SARs, in accordance with Article F hereof, that a Participant received pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the grant of Stock Options or SARs referable thereto, and the acceptance of any grant of shares or RSUs by such person shall constitute a binding agreement between such person and the Company and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.

ARTICLE K — Duration of Plan.

          The Plan shall be effective as of January 1, 2004 and terminate on December 31, 2013 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under the Plan of the Company or of anyone to whom Common Stock, Stock Options, SARs, Restricted Shares or RSUs have been granted prior to such termination.

Appendix B

The Procter & Gamble Company Board of Directors

Corporate Governance Guidelines

I.	Board Purpose and Responsibilities. The Board represents and acts on behalf of all shareholders of the Company. The Board is responsible for establishing, and helping the Company achieve business and organizational objectives through oversight, review and counsel. The Board also:

A.	approves and monitors critical business and financial strategies of the Company;

B.	assesses major risks facing the Company, and options for their mitigation;

C.	approves and monitors major corporate actions;

D.	oversees processes designed to ensure the Company’s, and Company employees’, compliance with applicable laws and regulations and the Company’s Worldwide Business Conduct Manual;

E.	oversees processes designed to ensure the accuracy and completeness of the Company’s financial statements;

F.	monitors the effectiveness of the Company’s internal controls;

G.	selects, evaluates, and sets appropriate compensation for the Company’s Chief Executive;

H.	oversees succession planning for the Chief Executive position;

I.	reviews the recommendations of Company management for, and elects, the Company’s principal officers; and

J.	oversees the compensation of the Company’s principal officers elected by the Board.

II.	Board Size, Composition and Qualifications.

A.	Size. As required by the Company’s Regulations, the Board will be comprised of between fifteen (15) and nineteen (19) members.

B.	Composition. The Board will be comprised of a majority of independent members (members who are free of any material relationship with the Company or Company management). For purposes of these Guidelines, “independence” will be determined in accordance with a separate guideline established by the Board. The separate guideline will always be at least sufficient to meet the independence standards of the New York Stock Exchange and applicable legislation.

C.	Qualifications for Non-Employee Board Members. The Company seeks Board members who will represent the balanced best interests of the Company’s shareholders as a whole, rather than special constituencies; who have demonstrated character and integrity; who have an inquiring mind; who have experience at a strategy/policy setting level or who have high-level managerial experience in a relatively complex organization, or who are accustomed to dealing with complex problems; who have an ability to work effectively with others; who have sufficient time to devote to the affairs of the Company; and who are free of conflicts of interest. In seeking such Board members, the Company also seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience.

D.	Qualifications for Employee Board Members. To be considered for Board membership, employees of the Company must have senior management responsibility for broad areas of the Company’s operating or functional groups.

E.	Specific Qualification Rules of All Board Members. To assist in meeting the objectives listed above on the qualifications of Board members, the Board has adopted certain specific guidelines:

1.	Disqualifying Factors.* No person will be considered for Board membership who is:

a.	an employee or director of a company in significant competition with the Company;

b.	an employee or director of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company;

c.	a recent employee of the Company, or

d.	an executive officer of a company where a P&G employee Director serves on the board.

Should any current Board member become subject to one of the above disqualifying factors, s/he will immediately offer his/her resignation to the Board. Absent special circumstances agreed to by a majority of the Board (excluding the affected member(s)), the Board will accept the offer of resignation.

2.	Retirement Age. Each Board member, upon reaching the age of seventy (70) years, will resign effective upon the next Board meeting.

3.	Term Limits. Absent special circumstances agreed to by a majority of the Board (excluding the affected member(s)), no Board member may serve for more than six (6) full three-year terms.

4.	Job Change.

a.	Except for the Company’s Chief Executive, if a Board member’s principal occupation or business association changes substantially (including retirement) following his/her initial election, s/he must immediately offer his/her resignation to the Board. The Board will determine by majority vote of members present at a duly- constituted meeting whether to accept the offer of resignation.

b.	The Company’s Chief Executive will resign from the Board when s/he retires from the Company.

5.	Conflicts of Interest. In addition to abiding by the Company’s Worldwide Business Conduct Standards, each Board member must recuse himself/herself from any discussion or decision affecting his/her personal, business or professional interests.

III.	Board Meetings.

A.	Regular Meeting Calendar.

1.	Dates and Times. The Board will meet in person eight (8) times per year, unless it determines that more or fewer meetings are required. Meetings will typically occur during the following months: January, March, April or May, June, July, September, October and December.

2.	Topics. The Board agenda will include regular in-depth reviews of the key issues affecting the Company overall, and various Company businesses and functions. Business unit and functional presentations will address key issues facing the business unit/function, and decisions and strategies relating to those issues. Appropriate time

*	Corporate Secretary’s Note: The terms “significant” and “major” as used in this section will be interpreted in light of the thresholds and guidance provided by current legal and listing requirements.

will be allotted for Board member questions and input. At least once per year, the Board will meet to review the performance and succession plan for the Company’s Chief Executive, and for other principal officers (the meetings may be separate). Succession planning should include policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO. The Board’s evaluation of the Chief Executive’s performance will be shared with the Chief Executive.

3.	Distribution of Materials. Information and materials will be distributed in advance of the Board meetings where important to the Board’s understanding or to facilitate discussion.

B.	Offsite Meetings. The Board will meet outside of Cincinnati from time to time in conjunction with major strategic issues or an in-depth review of a major segment of the Company’s operations.

C.	Special Meetings. The Chair will call additional meetings as necessary to address important or urgent Company issues. Any member may request that the Chair call a special meeting. Special meetings may be held in person, or by telephone or other form of interactive electronic communication.

D.	Attendance. Attendance is expected at all Board and Committee meetings, for the full length of such meetings. Any extraordinary circumstance that would cause a member to attend fewer than seventy-five percent (75%) of all Board meetings should be discussed with the Board Chair and the Chair of the Governance & Nominating Committee as far in advance as possible.

E.	Voting. At any time, the independent members of the Board present at a duly-constituted meeting may determine, by majority vote, that members who are not independent should not participate in the discussion or voting with respect to any issue. This determination may be made for legal, conflict of interest or any other reason deemed appropriate by the independent members. Likewise, if it appears that an issue will impact the personal, business or professional interests of one or more members, and those members fail to recuse themselves in accordance with Section II.E.5 above, a majority of the other members present at a duly-constituted meeting may determine that the affected members should not participate in the discussion or voting with respect to that issue.

IV.	Board Leadership.

A.	Chair. The Board will be chaired by one (1) member. The Chair will be appointed by vote of a majority of non-employee members of the Board present at a duly-constituted meeting, and may be removed at any time by the same vote.

B.	Presiding Director. If the Board Chair is the Chief Executive of the Company, then one of the independent members of the Board will be named as Presiding Director. The Presiding Director will act as a key liaison with the Chief Executive, will assist the Board Chair in setting the Board agenda, will chair the executive sessions described in Section IV.C below, and will communicate Board member feedback to the Chief Executive. The Presiding Director will be chosen annually by a majority of the non-employee members of the Board present at a duly-constituted meeting after consultation with the Governance & Nominating Committee. The name of, and a means of directly contacting, the Presiding Director will be made public.

C.	Executive Sessions. Regardless of who holds the position of Board Chair, the non-employee members of the Board will meet regularly outside the presence of any Company employee. For purposes of these executive sessions, a former CEO of the Company will be considered to be an employee member, and thus will not attend the executive sessions. Executive sessions will be led by the Chair, if the Chair is an independent member of the Board, or otherwise by the Presiding Director. Additional semi-executive sessions (meetings of the non-employee mem-

bers of the Board plus specific Company employees or other individuals) may be held at any time at the request of the Board, the Chair or the Presiding Director.

D.	Board Agendas. The Board Chair, in consultation with the Presiding Director, if any, will determine the agenda for each meeting. All Board members should propose to the Chair or the Presiding Director the inclusion of additional agenda items that they deem necessary or appropriate in carrying out their duties.

V.	Board Committees.

A.	Purpose. The purpose of Board Committees is to help the Board effectively and efficiently fulfill its responsibilities, although the Committees do not displace the oversight responsibilities of the Board as a whole. Committees will report the results of their significant activities to the full Board or make recommendations to the full Board as appropriate.

B.	Standing Committees. The Board has established seven standing Committees of the Board. The Governance & Nominating Committee will regularly review the Board’s committee structure and make recommendations to the full Board as needed. The Board may add, eliminate, and change the Charter or composition of any Committee at any time, except to the extent that such a change would violate the Company’s Articles, Regulations, ByLaws, or the listing standards of the New York Stock Exchange. The seven standing Committees are as follows:

1.	Audit Committee (established in 1940): The Audit Committee has the responsibilities set forth in its charter with respect to the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and preparing the annual Audit Committee Report to be included in the Company’s proxy statement.

2.	Compensation Committee (predecessor Committee established in 1960): The Compensation Committee has the responsibilities set forth in its Charter with respect to overseeing overall Company compensation policies and their specific application to principal officers elected by the Board and to members of the Board; and preparing an annual report on executive compensation for inclusion in the Company’s proxy statement.

3.	Executive Committee (established in 1905): The Executive Committee has the responsibilities set forth in its Charter and the Regulations of the Company with respect to, for administrative convenience, carrying out the authority of the Board of Directors for the management of the business and affairs of the Company between meetings of the Board.

4.	Finance Committee (established in 1994): The Finance Committee has the responsibilities set forth in its Charter with respect to overseeing financial matters of importance to the Company. (Topics considered by this Committee include the Company’s annual financing plans, global financing principles and objectives, financial strategies and capital structures, funding and oversight of the Company’s pension and benefit plans, the Company’s insurance program, the financial implications of major investments, restructurings, joint ventures, acquisitions and divestitures, and the impact of various finance activities on debt ratings.)

5.	Governance & Nominating Committee (predecessor Committee established in 1972): The Governance & Nominating Committee has the responsibilities set forth in its Charter with respect to identifying individuals qualified to become members of the Board; recommending to the Board when new members should be added to the Board; recommending to the Board individuals to fill vacant Board positions; recommending to the Board the director nominees for the next annual meeting of shareholders; periodically developing and recommending to the Board updates to the Company’s Corporate Governance Guidelines; assisting the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines, Worldwide Business Conduct Manual and other issues related to Company and employee governance and ethics; and evaluation of the Board and its members.

6.	Innovation & Technology Committee (established in 2001): The Innovation & Technology Committee has the responsibilities set forth in its Charter with respect to overseeing and providing counsel on matters of innovation and technology. (Topics considered by this Committee include the Company’s approach to technical and commercial innovation, the innovation and technology acquisition process, and tracking systems important to successful innovation.)

7.	Public Policy Committee (established in 1994): The Public Policy Committee has the responsibilities set forth in its Charter with respect to overseeing matters of importance to the Company and its stakeholders, including employees, consumers, customers, suppliers, shareholders, governments, local communities and the general public. (Topics considered by this Committee include organization diversity, sustainable development, community and government relations, product quality and quality assurance systems and corporate reputation.)

C.	Committee Membership. Each Committee will have at least one (1) independent member of the Board. The Audit, Compensation and Governance & Nominating Committees will be comprised entirely of independent members of the Board.

D.	Assignment and Rotation of Committee Members. The Governance & Nominating Committee will, after consultation with the Board Chair, make membership recommendations for all Committees to the full Board for action at the first Board meeting following the annual meeting of shareholders.

E.	Committee Agendas. The Chair of each Committee will, after consultation with appropriate members of Company management, determine the agenda for each meeting. The Board Chair, Presiding Director and other Committee members may also suggest the inclusion of items on the agenda.

VI.	Board Compensation.

A.	Compensation Committee Responsibility. The Compensation Committee of the Board will annually review the compensation of Board members, and will make recommendations to the full Board.

B.	Compensation Philosophy. In making its recommendations to the full Board concerning the compensation of Board members, the Compensation Committee should consider the following goals:

1.	Board members should be fairly compensated for the work involved in overseeing the management of a company the size and scope of Procter & Gamble.

2.	Board member compensation should be competitive with director compensation at other U.S. companies the size and scope of Procter & Gamble.

3.	Board member compensation should align Board members’ interests with the long-term interests of the Company’s shareholders.

VII.	Board Access to Management and Independent Advisors.

A.	Management. Non-employee members of the Board are encouraged to contact and/or meet with Company employees without principal officers being present for purposes of gathering information. The Company will, on a regular basis, provide specific opportunities for this type of interaction. However, no individual director should give direction to Company employees during these meetings; such direction should be provided by the full Board to the Company’s Chief Executive.

B.	Independent Advisors. The Board will hire such independent advisors, including attorneys, accountants, investment bankers, and other consultants, as it deems necessary or appropriate to carry out its duties.

VIII.	Board Orientation and Continuing Education.

A.	Orientation. The Secretary of the Company will arrange for new members of the Board to meet with senior operating and functional managers of the Company, in order that the new member can become familiar with the Company’s strategic plans, financial statements, and key policies and practices. This orientation should begin as soon as practicable after the new Board member is elected, and should be complete within one (1) year after s/he joins the Board.

B.	Continuing Education. From time to time, the Company will provide Board members with presentations from Company and/or third party experts on topics that will assist Board members in carrying out their responsibilities. In addition, once per year the Company will pay the reasonable expenses for any Board member who wishes to attend accredited third party training for directors.

IX.	Service on Other Boards.

A.	Board Chair. The Board Chair may not serve on more than two (2) outside public boards without the approval of a majority of the non-employee members of the Board. Service on charitable or educational boards does not count towards this limit, unless a majority of the non-employee members of the Board determines that such service constitutes an unreasonable demand on the Chair’s time.

B.	Non-Employee Directors. A non-employee director may not serve on the boards of more than five (5) other public companies or, if the member is an active chief executive officer of another public company, on the boards of more than three (3) other public companies

C.	Employee Directors.

1.	Chief Executive. The Company’s Chief Executive may not serve on more than two (2) outside public boards without the approval of a majority of the non-employee members of the Board, and must consult with the Board before accepting an appointment to an outside Board. Service on charitable or educational boards does not count towards this limit, unless a majority of the non-employee members of the Board determines that such service constitutes an unreasonable demand on the Chief Executive’s time.

2.	Other Employee Board Members. Members of the Board who are Company employees (other than the Chief Executive) may not serve on more than one (1) outside public Board without the approval of a majority of the non-employee members of the Board, and must consult with the Chief Executive before accepting any appointment to an outside Board. The Chief Executive will consult as appropriate with the Board Chair (if the chief executive is not the Chair) or the Presiding Director with respect to such appointments. Service on charitable or educational boards does not count towards this limit, unless a majority of the non-employee members of the Board determines that such service constitutes an unreasonable demand on the employee Board member’s time.

D.	Principal Officers of the Company Elected by the Board. No principal officer of the Company elected by the Board may serve on the board of a significant competitor or customer, or significant potential competitor or customers. Principal officers should normally avoid serving on the Board of a major or potential major supplier, contractor, or consultant. All principal officers must consult with the Company’s Chief Executive before accepting an appointment to an outside Board. The Chief Executive will consult with the Board prior to any officer accepting a position on the Board of any major or potential major supplier, contractor, or consultant, and will inform the Board of any outside board memberships accepted by a principal officer of the Company.

X.	Stock Ownership Guidelines. Each non-employee member of the Board is required to own common stock of the Company in accordance with the Company’s share ownership guidelines for non-employee directors. Employee members of the Board are required to own stock of the Company in accordance with the Company’s share ownership guidelines for Company executives.

XI.	Board Self-Evaluation. The Board will annually (typically in December) discuss the report of the Governance & Nominating Committee concerning the performance of the Board and its members.

XII.	Amendment of these Guidelines. Recognizing that best practices for corporate boards of directors, and practical considerations, will change over time, the Board will monitor developments in these areas, and will amend these Guidelines as it deems appropriate.

Appendix C

The Procter & Gamble Company Board of Directors

Audit Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board of Directors for the primary purposes of:

A.	Assisting the Board in its oversight of:

1.	the quality and integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the Company’s overall risk management profile;

4.	the independent auditor’s qualifications and independence; and

5.	the performance of the Company’s internal audit function and independent auditors.

B.	Preparing the annual Audit Committee Report to be included in the Company’s proxy statement.

II.	The Committee’s Duties and Responsibilities. Company management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities.

A.	General.

1.	To develop and maintain free and open means of communication with the Board, the Company’s independent auditors, the Company’s internal auditors, and the financial and general management of the Company;

2.	To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law;

3.	To maintain and update, as appropriate, this Charter, which will be published on the Company’s website and disclosed in the Company’s proxy at least once every three years as required by the SEC’s proxy rules; and

4.	To review with the Board any significant issues that arise with respect to the items listed in I.A.1 through I.A.5 above.

B.	The Company’s Financial Statements and Published Information.

1.	At least annually, to review:

a.	major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles, as well as the clarity and completeness of the Company’s financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

b.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

2.	To discuss the annual audited financial statements and quarterly financial statements (including matters outlined in SAS No. 61, Communications with Audit Committees) with Company management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

3.	To discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions need not occur in advance of each release or each provision of guidance.

C.	Performance and Independence of the Company’s Independent Auditors.

1.	At least annually, to obtain and review a written report by the independent auditors describing:

a.	the independent auditing firm’s internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

c.	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

d.	any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

e.	all relationships between the independent auditor and the Company.

2.	To annually evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management and the Company’s internal auditors, and to report its conclusions to the Board.

3.	To assure regular rotation of the lead audit partner, as required by law.

4.	To periodically meet separately with independent auditors.

5.	To set clear hiring policies for employees or former employees of the independent auditors.

D.	The Review of Services and Audit by Independent Auditor.

1.	To appoint, retain (with subsequent submission to the Company’s shareholders for ratification), compensate, evaluate and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

2.	At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors (this responsibility may not be delegated to Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

3.	To ensure that the Company’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

4.	To review the scope of the annual audit to be performed by the Company’s independent auditors.

5.	To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management’s responses.

6.	To review the audit report and recommendations submitted by the Company’s independent auditors.

7.	To review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning:

a.	Critical accounting policies and practices to be used in the audit;

b.	Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

E.	The Performance of the Company’s Internal Audit Function.

1.	To periodically meet separately with internal auditors.

2.	To review and approve the annual internal audit plan.

3.	To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Company and the systems of internal controls and, where deemed appropriate, management’s responses thereto.

4.	To review the activities, organizational structure, staffing and qualifications of the internal audit function.

F.	Controls Within the Company.

1.	To periodically meet separately with Company management including senior finance and accounting management.

2.	To annually review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	To review the results of the Company’s annual assessment relating to compliance with the Company’s Worldwide Business Conduct Manual.

4.	To receive quarterly a report from the Company’s Chief Executive and Chief Financial Officer describing:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5.	To establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

G.	Review of Risk Management.

                   To discuss:

1.	guidelines and policies to govern risk assessment and risk management;

2.	the Company’s major risk exposures and the steps Company management has taken to monitor and control such exposures;

3.	To review the status of Corporate Security, the security for the Company’s electronic data processing information systems, and the general security of the Company’s people, assets and information systems;

4.	To review the status of the Company’s financial instruments; and

5.	To receive annual and as required reports from the Chief Legal Officer regarding legal, regulatory and intellectual property issues.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

V.	Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

Appendix D

The Procter & Gamble Company Board of Directors

Compensation Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purposes of:

A.	Overseeing overall Company compensation policies and their specific application to principal officers elected by the Board and to members of the Board; and

B.	Preparing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities (responsibilities with respect to setting compensation of the Chief Executive and principal officers of the Company elected by the Board cannot be delegated to Company management).

A.	General.

1.	To approve compensation principles that apply generally to Company employees;

2.	To make recommendations to the Board with respect to incentive compensation plans and equity based plans;

3.	To select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the Board;

4.	To administer and otherwise exercise the various authorities prescribed for the Committee by the Company’s Stock Plans and the Additional Remuneration Plan;

5.	To monitor compensation trends and solicit independent advice where appropriate;

6.	To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable laws and regulations;

7.	To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

B.	Principal Officers.

1.	To regularly review and evaluate compensation of principal officers of the Company elected by the Board (see also special additional responsibilities with respect to the Chief Executive in II.C. below);

2.	To approve any compensation-related action for principal officers of the Company elected by the Board.

3.	To review and approve compensation arrangements for individuals who will be made offers to join the Company as a Principal Officer elected by the Board upon completion of an acquisition.

C.	Chief Executive.

1.	To review and approve corporate goals and objectives relevant to the Chief Executive’s compensation;

2.	To evaluate the performance of the Chief Executive in light of the approved corporate goals and objectives;

3.	To set the base salary and short-term incentive compensation of the Chief Executive based on the Committee’s evaluation of competitive compensation practices and the

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Chief Executive’s performance in achieving the corporate goals established for the position by the Committee;

4.	To set the long-term incentive component of the compensation of the Chief Executive considering the Company’s performance and relative shareholder return, the value of incentive awards to chief executives at other companies, and (as appropriate) the awards given to the Company’s Chief Executives in past years.

D.	Directors.

1.	To regularly review and evaluate the compensation program for Directors and, as appropriate, recommend changes to the Board;

2.	To administer and otherwise exercise the various authorities prescribed for the Committee by The Procter & Gamble Non-Employee Directors Stock Plans.

III.	Authority to Retain Experts. Any compensation consultant used to assist in the evaluation of Director, CEO or principal officer compensation, as well as such other experts as the Committee deems necessary in the performance of its duties, will be selected, directed and, if appropriate, terminated by the Committee.

IV.	Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix E

The Procter & Gamble Company Board of Directors

Executive Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purpose of, for administrative convenience, managing the Company’s business and affairs between meetings of the Board of Directors with respect to issues the Committee determines do not require a meeting of the Board as a whole.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities.

A.	General. To manage the business and affairs of the Company in the interim between meetings of the Directors, in the course of which the Committee generally will have all of the authority of the Board in the transaction of such business of the Company as, in the judgment of the Committee, may require action before the next regular meeting of the Board.

B.	Call Special Meeting of Board. To call a special meeting of the Board if, in the Committee’s judgment, an issue is brought before the Committee that requires consideration by the Board as a whole.

C.	Other Activities. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law.

D.	This Charter. To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

III.	Limitations.

A.	The Board may limit or qualify the powers of the Committee at any time, and may rescind any action of the Committee to the extent that no rights of third persons have intervened.

B.	In any circumstance where the Committee is asked to take action, all members of the Board will receive notice of the meetings and briefing materials, and will be given the opportunity to participate in the Committee discussion. A majority of participants in the Committee discussion (including non-Committee members) may determine that any matter discussed by the Committee should be deferred so that it can be taken up by the entire Board.

IV.	Authority to Retain Experts. The Committee has the authority to retain, direct and/or terminate such experts as it deems necessary in the performance of its duties.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix F

The Procter & Gamble Company Board of Directors

Finance Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purpose of overseeing financial matters of importance to the Company.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities.

A.	Financial Planning. To review and make recommendations to the Board on financial matters, including:

1.	the Company’s annual financing plans;

2.	the Company’s global financing objectives and principles;

3.	the Company’s financial strategies and capital structure, including interest rate, foreign exchange and commodity risk management;

4.	funding and oversight of the Company’s pension and benefit plans;

5.	the Company’s insurance program;

6.	the implications of major investments, restructurings, joint ventures, acquisitions and divestitures after they have been cleared in principle with the full Board; and

7.	impacts of various finance activities on debt ratings.

B.	Other Activities. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law.

C.	This Charter. To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Evaluation of the Committee. Periodically, the Committee will evaluate how well it has fulfilled its purpose and will report its findings to the full Board.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix G

The Procter & Gamble Company Board of Directors

Governance & Nominating Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purposes of:

A.	identifying individuals qualified to become members of the Board;

B.	recommending to the Board when new members should be added to the Board;

C.	recommending to the Board individuals to fill vacant Board positions;

D.	recommending to the Board the director nominees for the next annual meeting of shareholders;

E.	periodically reviewing and recommending to the Board updates to the Company’s Corporate Governance Guidelines;

F.	assisting the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines, Worldwide Business Conduct Manual and other issues related to Company and employee governance and ethics; and

G.	evaluation of the Board and its members.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities.

A.	Board Vacancies. When a vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, to present the Committee’s recommendation of a replacement member to the Board.

B.	Director Criteria. To consider, at a minimum, the following factors in recommending to the Board potential new Board members, or the continued service of existing members:

1.	the characteristics described in the Corporate Governance Guidelines (i.e., demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; sufficient time to devote to the affairs of the Company; and freedom from conflicts of interest);

2.	whether the member/potential member assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience;

3.	whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (i.e., relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with the Company);

4.	whether an existing member has reached retirement age or a term limit as described in the Corporate Governance Guidelines;

5.	the member’s/potential member’s independence;

6.	whether the member/potential member would be considered a “financial expert” or “financially literate” as described in applicable listing standards, legislation or Audit Committee guidelines;

7.	the extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience;

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8.	whether the member/potential member, by virtue of particular experience relevant to the Company’s current or future business, will add specific value as a Board member; and

9.	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

C.	Board Committees. At the first meeting of the Board following the annual meeting of shareholders, to propose to the Board appropriate members for all Board Committees.

D.	Board Size. To make recommendations to the Board about exercising the Board’s authority to determine the number of its members.

E.	Oversight of the Evaluation of the Board and Management. To be responsible for overseeing the evaluation of the Board and Company management in the following respects:

1.	By annually reviewing the performance of the Board as a whole, and reporting the results of its review to the Board; and

2.	By annually reviewing the performance of Board members who are expected to stand for election at the next annual meeting.

F.	Corporate Governance Guidelines. To maintain and update, as appropriate, the Company’s Corporate Governance Guidelines.

G.	Worldwide Business Conduct Manual. To assist the Board and the Company in interpreting and applying the Company’s Worldwide Business Conduct Manual and other issues related to the Company and employee governance and ethics.

H.	Director Education. To make recommendations regarding Director orientation and continuing education, as the Committee deems appropriate.

I.	Interpretation and Application of Guidelines. To assist the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines, Worldwide Business Conduct Manual and other issues related to Company and employee governance and ethics.

J.	Director Removal. To recommend to the Board the removal of a Director where appropriate.

K.	Director Independence. To recommend to the Board standards for Director independence.

L.	Other Activities. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law.

M.	This Charter. To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate any search firm used to identify candidates for Board membership (or to establish other procedures to develop potential candidates for consideration) as well as any such other experts as it deems necessary in the performance of its duties.

IV.	Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix H

The Procter & Gamble Company Board of Directors

Innovation & Technology Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purpose of overseeing and providing counsel on matters of innovation and technology.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities.

A.	Innovation and Technology Approaches and Plans. To review and make recommendations to the Board on major strategies and other subjects relating to:

1.	The Company’s approach to technical and commercial innovation;

2.	The innovation and technology acquisition process to assure ongoing business growth; and

3.	Measurement and tracking systems important to successful innovation.

B.	Other Activities. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law.

C.	This Charter. To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Evaluation of the Committee. Periodically, the Committee will evaluate how well it has fulfilled its purpose and will report its findings to the full Board.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix I

The Procter & Gamble Company Board of Directors

Public Policy Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board for the primary purpose of overseeing matters of importance to the Company and its stakeholders, including employees, consumers, customers, suppliers, shareholders, governments, local communities and the general public.

II.	The Committee’s Duties and Responsibilities. The Committee has the following duties and responsibilities.

A.	Stakeholder Issues. To review systems and plans, and make recommendations to the Board, on matters of importance to Company stakeholders, including:

1.	Organization diversity;

2.	Sustainable development (including environmental quality, economic development and corporate social responsibility);

3.	Community and government relations;

4.	Product quality and quality assurance systems; and

5.	Corporate reputation.

B.	Other Activities. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law.

C.	This Charter. To maintain and update, as appropriate, this Charter, which will be published on the Company’s website.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Evaluation of the Committee. Periodically, the Committee will evaluate how well it has fulfilled its purpose and will report its findings to the full Board.

     INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

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Appendix J

The Procter & Gamble Company Board of Directors

Committee Charters Appendix

Each Committee of The Procter & Gamble Company Board of Directors has its own Charter. This Appendix describes certain items that are applicable to all the Charters—Committee member qualifications; Committee member appointment and removal; Committee structure and operations; and Committee reporting to the Board.

I.	Committee Member Qualifications. To be a member of a Board Committee, a Board member must meet the following requirements.

A.	S/he must have, or obtain within a reasonable period of time after his/her appointment to the Committee, familiarity with the key issues relevant to the work of the Committee.

B.	For the Audit, Compensation and Governance & Nominating Committees, s/he must be independent as determined by the Board in accordance with applicable listing standards and legislation (in accordance with the Company’s Corporate Governance Guidelines, each of the other committees must have at least one (1) member who is independent).

C.	For the Executive Committee, s/he must have been a member of the Board for at least three (3) years.

D.	For the Audit Committee:

1.	S/he and members of his/her immediate family and entities of which s/he is a partner, member, officer, director or significant (greater than 10%) shareholder must not receive any compensation from the Company, except for his/her director’s fees (prohibited compensation includes fees paid for accounting, consulting, legal, investment banking or financial advisory services);

2.	S/he must not be the beneficial owner, directly or indirectly, of more than ten percent (10%) of any class of the Company’s voting equity securities, or be an executive officer of the Company;

3.	S/he must not be serving simultaneously on the audit committees of more than two (2) other companies, unless the Board determines that such service will not impair his/her ability to serve on the Company’s Audit Committee; and

4.	S/he must be financially literate, as determined by the Board, or must become financially literate.

II.	Committee Member Appointment and Removal.

A.	Appointment. At the first meeting of the Board following the annual meeting of shareholders the Board will, by resolution, designate an Audit, Compensation, Executive, Finance, Governance & Nominating, Innovation & Technology, and Public Policy Committee of the Board, each consisting of not fewer than three (3) members. The Board may also appoint additional members from time to time throughout the year.

B.	Removal. The Board may remove a member from the Committee at any time; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three (3) members, then the Board must at the same time appoint enough additional members to the Committee so that the Committee will have at least three (3) qualified members.

III.	Committee Structure and Operations.

A.	Appointment of Chair. At the time the Board appoints members of the Committee, the Board will also appoint one of the members to act as Chair of the Committee. In addition to chairing

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meetings of the Committee, the Chair will be the liaison to Company management, and will be responsible for setting the agenda for meetings, reporting to the Board as described in Item IV below, and will be available to answer questions at annual meetings of shareholders. The Chair may temporarily delegate his or her responsibilities if s/he is not available to perform them.

B.	Removal of Chair. The Chair may be removed by the Board at any time, provided that a new Chair is appointed by the Board at the same time.

C.	Quorum. A majority of the Committee will constitute a quorum.

D.	Voting. Each member of the Committee will have one vote.

E.	Required Vote. Action may be taken with the approval of a majority of the Committee present at a duly constituted meeting. Actions may be taken without a meeting with the affirmative vote or approval of all members of the Committee.

F.	Delegation. Except where otherwise prohibited, the Committee may delegate to a subcommittee or to the Chair the right to hear and determine any issue (whether specific or general) on behalf of the whole Committee, and the Committee may also delegate administrative tasks to employees of the Company; provided, however, that no such delegation can alter the fundamental duties and responsibilities of the Committee.

G.	Meetings.

1.	Frequency. Unless the particular Committee determines that fewer meetings are required in a particular year, the Finance, Governance & Nominating, Innovation & Technology and Public Policy Committees will meet at least two (2) times per year; the Audit and Compensation Committees will meet four (4) times per year; and the Executive Committee will meet on an as-needed basis.

2.	Calling of Meetings. The Committee will meet at the request of any member of the Committee, at the time specified in the request.

3.	Form of Meetings. Meetings may be in person or by telephone or other form of interactive real time electronic communication.

4.	Notice of Meetings. Notice of meetings will be given to each member, normally at least one day before the meeting. Any meeting at which all members are present will be a duly called meeting, whether or not notice was given.

5.	Participation in Meetings. The Committee may include in its meetings members of the Company’s management, other members of the Board, or third parties; provided, however, that at least once per year the Audit and Compensation Committees will meet, without the Chief Executive or other employees of the Company present, to discuss any matters that the Committee deems appropriate.

IV.	Committee Reporting to the Board. At the next meeting of the Board after any Committee meeting, the Chair or his/her nominee will provide the Board with a report on the matters addressed at the Committee meeting.

J-2

Appendix K

Guidelines of The Procter & Gamble Company Audit Committee

for Pre-Approval of Independent Auditor Services

      The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

      For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the January-March quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee at either its March or June Audit Committee meeting.

      The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

      For non-audit services, Company management will submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

      The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

K-1

Printed on Recycled Paper

#0038-7117

Dear Shareholder:

On August 29, 2003 we sent you a notice and proxy statement plus proxy card for the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 14, 2003.

As of September 30 we have not received your proxy. If you have in fact already voted, we thank you. If not, we hope you will do so now.

In case you have lost the original proxy card and need a new one to respond at this time, we enclose a duplicate together with a return envelope. You can also vote by telephone or internet. Instructions are included on the proxy card.

Thank you for your attention to this matter.

THE PROCTER & GAMBLE COMPANY

The Procter & Gamble Company P.O. Box 5572 Cincinnati, OH 45201-5572	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on October 13, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on October 13, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to The Procter & Gamble Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROCTER & GAMBLE COMPANY

The Board of Directors recommends a vote FOR the following actions or proposals.

Vote on Directors

1.	ELECTION OF DIRECTORS (terms expiring in 2006) Nominees: 01) Norman R. Augustine, 02) A. G. Lafley, 03) Johnathan A Rodgers, 04) John F. Smith, Jr. and 05) Margaret C. Whitman	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals

		For	Against	Abstain
2.	Ratify Appointment of Independent Auditors	☐	☐	☐

3.	Approve The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following shareholder proposals, if presented at the annual meeting.

		For	Against	Abstain			For	Against	Abstain
4.	Shareholder Proposal No. 1 Board of Directors’ Terms	☐	☐	☐	5.	Shareholder Proposal No. 2 Label Genetically Engineered Foods	☐	☐	☐

NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS
AND
ADMISSION TICKET

This is notice of your invitation to attend the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 14, 2003 at 12:00 noon at the Procter & Gamble Hall at The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card attached below this Admission Ticket.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
Annual Meeting of Shareholders-Tuesday, October 14, 2003

     The undersigned hereby appoints Norman R. Augustine, Bruce L. Byrnes and A. G. Lafley (the “Proxy Committee”), and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 14, 2003 at 12 o’clock noon in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR items 2 and 3 and AGAINST the shareholder proposals listed as items 4 and 5.

     This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

     This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees of the Plan Trust listed above pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be mailed in the enclosed envelope in time to reach the Company’s proxy tabulator, Automatic Data Processing, 51 Mercedes Way, Edgewood, NY 11717 by 9:00 a.m. on Tuesday, October 14, 2003 for Common shares to be voted and 5:00 p.m. on Monday, October 13, 2003 for the Trustees to vote the Plan shares. Automatic Data Processing will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Automatic Data Processing and not provided to the Company.